                                                                    Exhibit 10.2

                                                                  EXECUTION COPY




================================================================================

                               SALE AND SERVICING
                                    AGREEMENT


                                      Among


                        THE BANK OF NEW YORK (DELAWARE),
               not in its individual capacity but solely as owner
                      trustee of M&I Auto Loan Trust 2002-1

                                       as

                                  Owner Trustee

                       M&I DEALER AUTO SECURITIZATION, LLC

                                       as

                                     Seller

                           M&I MARSHALL & ILSLEY BANK

                                   as Servicer

                                       and

                         BANK ONE, NATIONAL ASSOCIATION

                              as Indenture Trustee



                          Dated as of October 10, 2002
================================================================================




                                             2002-1 Sale and Servicing Agreement

                               TABLE OF CONTENTS

                                                                                                       Page
ARTICLE I.    DEFINITIONS. .........................................................................     1

         SECTION 1.1.       Definitions ............................................................     1

         SECTION 1.2.       Other Interpretive Provisions ..........................................     1

ARTICLE II.   CONVEYANCE OF RECEIVABLES. ...........................................................     2

         SECTION 2.1.       Conveyance of Receivables on the Closing Date ..........................     2

         SECTION 2.2.       Conveyance of Receivables on each Funding Date .........................     2

         SECTION 2.3.       Sale of Receivables ....................................................     3

ARTICLE III.  THE RECEIVABLES ......................................................................     4

         SECTION 3.1.       Representations and Warranties as to Each Receivable on
                            the Closing Date .......................................................     4

         SECTION 3.2.       Representations and Warranties as to Each Subsequent
                            Receivable on the Related Funding Date .................................     8

         SECTION 3.3.       Purchase by Servicer upon Breach of Representation or
                            Warranty ...............................................................     8

         SECTION 3.4.       Custodian of Receivable Files ..........................................     9

ARTICLE IV.   ADMINISTRATION AND SERVICING OF RECEIVABLES ..........................................    11

         SECTION 4.1.       Duties of Servicer .....................................................    11

         SECTION 4.2.       Collection of Receivable Payments ......................................    12

         SECTION 4.3.       Realization upon Receivables ...........................................    13

         SECTION 4.4.       Physical Damage Insurance ..............................................    14

         SECTION 4.5.       Maintenance of Security Interests in Financed Vehicles .................    14

         SECTION 4.6.       Covenants of Servicer ..................................................    14

         SECTION 4.7.       Purchase by Servicer upon Breach of Covenant ...........................    15

         SECTION 4.8.       Servicing Fee ..........................................................    15

         SECTION 4.9.       Servicer's Report ......................................................    15

         SECTION 4.10.      Annual Statement as to Compliance; Notice of Default ...................    16

         SECTION 4.11.      Annual Independent Certified Public Accountants' Report ................    16

         SECTION 4.12.      Access to Certain Documentation and Information
                            Regarding Receivables ..................................................    17

         SECTION 4.13.      Reports to the Rating Agencies .........................................    17

         SECTION 4.14.      Servicer Expenses ......................................................    17


                               TABLE OF CONTENTS
                                  (continued)

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
ARTICLE V.    DISTRIBUTIONS; ACCOUNTS; STATEMENTS TO
              CERTIFICATEHOLDERS  AND NOTEHOLDERS; ADVANCES ....................    17

      SECTION 5.1.      Establishment of Accounts ..............................    17

      SECTION 5.2.      Collections ............................................    19

      SECTION 5.3.      Pre-Funding Account ....................................    20

      SECTION 5.4.      Additional Deposits ....................................    20

      SECTION 5.5.      Distributions ..........................................    20

      SECTION 5.6.      Statements to Certificateholders and Noteholders .......    22

      SECTION 5.7.      Net Deposits ...........................................    23

      SECTION 5.8.      Reserve Account ........................................    23

      SECTION 5.9.      Monthly Advances .......................................    23

ARTICLE VI.   SELLER ...........................................................    24

      SECTION 6.1.      Representations of Seller ..............................    24

      SECTION 6.2.      Continued Existence ....................................    25

      SECTION 6.3.      Liability of Seller; Indemnities .......................    26

      SECTION 6.4.      Merger or Consolidation of, or Assumption of the
                        Obligations of, Seller .................................    26

      SECTION 6.5.      Limitation on Liability of Seller and Others ...........    27

      SECTION 6.6.      Seller May Own Certificates or Notes ...................    27

      SECTION 6.7.      Security Interest ......................................    27

      SECTION 6.8.      Purchase of Receivables on a Funding Date ..............    27

ARTICLE VII.  SERVICER .........................................................    27

      SECTION 7.1.      Representations of Servicer ............................    27

      SECTION 7.2.      Indemnities of Servicer ................................    29

      SECTION 7.3.      Merger or Consolidation of, or Assumption of the
                        Obligations of, Servicer ...............................    30

      SECTION 7.4.      Limitation on Liability of Servicer and Others .........    30

      SECTION 7.5.      M&I Bank Not To Resign as Servicer .....................    31

      SECTION 7.6.      Existence ..............................................    31

      SECTION 7.7.      Servicer May Own Notes or Certificates .................    31

ARTICLE VIII. SERVICER TERMINATION EVENTS ......................................    32

                               TABLE OF CONTENTS
                                  (continued)

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
      SECTION 8.1.      Servicer Termination Event .................................................     32

      SECTION 8.2.      Appointment of Successor ...................................................     33

      SECTION 8.3.      Payment of Servicing Fee ...................................................     34

      SECTION 8.4.      Notification to Noteholders and Certificateholders .........................     34

      SECTION 8.5.      Waiver of Past Defaults ....................................................     34

ARTICLE IX.    TERMINATION .........................................................................     34

      SECTION 9.1.      Optional Purchase of All Receivables; Termination Notice ...................     34

ARTICLE X.     MISCELLANEOUS PROVISIONS ............................................................     35

      SECTION 10.1.     Amendment ..................................................................     35

      SECTION 10.2.     Protection of Title to Trust Property ......................................     36

      SECTION 10.3.     Notices ....................................................................     37

      SECTION 10.4.     Assignment .................................................................     38

      SECTION 10.5.     Litigation and Indemnities .................................................     38

      SECTION 10.6.     Limitations on Rights of Others ............................................     38

      SECTION 10.7.     Severability ...............................................................     39

      SECTION 10.8.     Separate Counterparts ......................................................     39

      SECTION 10.9.     Headings ...................................................................     39

      SECTION 10.10.    Governing Law ..............................................................     39

      SECTION 10.11.    Assignment to Indenture Trustee ............................................     39

      SECTION 10.12.    Nonpetition Covenant .......................................................     39

      SECTION 10.13.    Limitation of Liability ....................................................     39

      SECTION 10.14.    Further Assurances .........................................................     40

      SECTION 10.15.    No Waiver; Cumulative Remedies .............................................     40

                               TABLE OF CONTENTS
                                  (continued)


SCHEDULES

Schedule A   -     Schedule of Receivables
Schedule B   -     Location of Receivables
Schedule C   -     Perfection Representations

EXHIBITS

Exhibit A    -     Form of Servicer's Report
Exhibit B    -     Form of Funding Date Certificate

APPENDIX

Appendix X   -     Definitions

       SALE AND SERVICING AGREEMENT dated as of October 10, 2002, (this "Agreement") among THE BANK OF NEW YORK (DELAWARE), not in its individual capacity but solely as owner trustee of M&I Auto Loan Trust 2002-1, a Delaware common law trust ("Owner Trustee"), M&I DEALER AUTO SECURITIZATION, LLC, a Delaware limited liability company (in its capacity as Seller, "Seller"), M&I MARSHALL & ILSLEY BANK, a banking corporation organized under the laws of the State of Wisconsin ("M&I Bank" and in its capacity as servicer, "Servicer") and BANK ONE, NATIONAL ASSOCIATION, a national banking association (in its capacity as indenture trustee, "Indenture Trustee").

       WHEREAS, Owner Trustee desires to purchase from Seller a portfolio of Receivables arising in connection with Motor Vehicle Loans secured by new and used automobiles and light trucks purchased from motor vehicle dealers by M&I Bank or its Affiliates some of which have been sold to Seller by Bank One, National Association, a national banking association (on behalf of Preferred Receivables Funding Corporation) ("Bank One"), by M&I Northwoods III LLC, a Delaware limited liability company ("Northwoods") and by M&I Bank under the Purchase Agreement;

       WHEREAS, Seller is willing to sell such receivables to Owner Trustee; and

       WHEREAS, Servicer is willing to service such receivables.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                            ARTICLE I. DEFINITIONS.

       SECTION 1.1. Definitions. Capitalized terms are used in this Agreement as defined in Appendix X to this Agreement.

       SECTION 1.2. Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in
Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term "including" means "including without limitation"; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person's successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                                             2002-1 Sale and Servicing Agreement

                     ARTICLE II. CONVEYANCE OF RECEIVABLES.

       SECTION 2.1. Conveyance of Receivables on the Closing Date. In consideration of Owner Trustee's delivery to, or upon the order of, Seller of the Notes and the Certificates, in aggregate principal amounts equal to the initial principal amounts of the Notes and the initial Certificate Percentage Interests, respectively, on the Closing Date, Seller does hereby sell, transfer, assign, set over and otherwise convey to Owner Trustee, without recourse, subject to the obligations herein (collectively, the "Initial Trust Property"):

       (a) all right, title and interest of Seller in and to the Receivables identified on the Schedule of Receivables delivered on the Closing Date, and all moneys received thereon after the Initial Cutoff Date;

       (b) all right, title and interest of Seller in the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of Seller in the Financed Vehicles and any other property that shall secure the Receivables;

       (c) the interest of Seller in any proceeds with respect to the Receivables from claims on any Insurance Policies covering Financed Vehicles or the Obligors;

       (d) rebates of premiums relating to Insurance Policies and rebates of other items such as extended warranties financed under the Receivables, in each case, to the extent the Servicer would, in accordance with its customary practices, apply such amounts to the Principal Balance of the related Receivable;

       (e) the interest of Seller in any proceeds from (i) any Receivable repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement, (ii) a default by an Obligor resulting in the repossession of the Financed Vehicle under the applicable Motor Vehicle Loan or (iii) any Dealer Recourse or other rights relating to the Receivables under Dealer Agreements;

       (f) all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and the Trust Accounts, and in all investments and proceeds thereof (but excluding all investment income thereon);

       (g)  all right, title and interest of Seller under the Purchase
Agreement;

       (h) all right, title and interest of Seller in any instrument or document relating to the Receivables; and

       (i)  the proceeds of any and all of the foregoing.

       SECTION 2.2. Conveyance of Receivables on each Funding Date. In consideration of the payment of the purchase price of the Subsequent Receivables from the Pre-Funding Account, on each Funding Date Seller does hereby sell, transfer, assign, set over and otherwise convey to Owner Trustee, without recourse, subject to the obligations herein (collectively, the "Subsequent Trust Property"; and together with the Initial Trust Property, the "Trust Property"):

                                       2     2002-1 Sale and Servicing Agreement

       (a) all right, title and interest of Seller in and to the Subsequent Receivables identified on the Schedule of Receivables delivered on each related Funding Date, and all moneys received thereon after the Subsequent Cutoff Date;

       (b) all right, title and interest of Seller in the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent Receivables and any other interest of Seller in the Financed Vehicles and any other property that shall secure the Subsequent Receivables;

       (c) the interest of Seller in any proceeds with respect to the Subsequent Receivables from claims on any Insurance Policies covering Financed Vehicles or the Obligors;

       (d) rebates of premiums relating to Insurance Policies and rebates of other items such as extended warranties financed under the Subsequent Receivables, in each case, to the extent the Servicer would, in accordance with its customary practices, apply such amounts to the Principal Balance of the related Subsequent Receivable;

       (e) the interest of Seller in any proceeds from (i) any Subsequent Receivable repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement, (ii) a default by an Obligor resulting in the repossession of the Financed Vehicle under the applicable Motor Vehicle Loan or (iii) any Dealer Recourse or other rights relating to the Subsequent Receivables under Dealer Agreements;

       (f) all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and the Trust Accounts, and in all investments and proceeds thereof (but excluding all investment income thereon);

       (g)  all right, title and interest of Seller under the Purchase
Agreement;

       (h) all right, title and interest of Seller in any instrument or document relating to the Subsequent Receivables; and

       (i)  the proceeds of any and all of the foregoing.

       The purchase of the Subsequent Receivables on each Funding Date shall be made in accordance with the Purchase Agreement and this Agreement. On each Funding Date (a) M&I Bank will transfer and assign all of its right, title and interest in and to the Receivables and other Purchased Assets to the Seller, as purchaser, (b) the Seller will sell all of its right, title and interest in and to the Receivables and other Trust Property to the Owner Trustee, and (c) the Owner Trustee will grant all of its right, title and interest in and to the Receivables and other Trust Property to the Indenture Trustee for the benefit of the Noteholders. The Subsequent Receivables transferred on each Funding Date and the Receivables transferred on the Closing Date are collectively referred to herein as the "Receivables".

       SECTION 2.3. Sale of Receivables. It is the express intention of Seller and Owner Trustee that:

                                       3     2002-1 Sale and Servicing Agreement

        (a) the assignment and transfer herein contemplated constitute a sale of the Receivables and the other Trust Property described above, conveying good title thereto free an clear of any Liens, encumbrances, security interests or rights of other Persons, from Seller to Owner Trustee; and

        (b) the Receivables and the other Trust Property described above not be a part of Seller's estate in the event of a bankruptcy or insolvency of Seller.

        If, notwithstanding the intention of Seller and Owner Trustee, such conveyance is deemed to be a pledge in connection with a financing or is otherwise deemed not to be a sale, Seller hereby grants, and the parties intend that Seller shall have granted, to Owner Trustee a first priority perfected security interest in all of Seller's right, title and interest in the items of the Trust Property and all proceeds of the foregoing, and that this Agreement shall constitute a security agreement under applicable law and Owner Trustee shall have all of the rights and remedies of a secured party and creditor under the UCC as in force in the relevant jurisdictions.

                         ARTICLE III. THE RECEIVABLES.

        SECTION 3.1. Representations and Warranties as to Each Receivable on the Closing Date. Servicer hereby makes the following representations and warranties on the Closing Date as to each Receivable conveyed by it to Owner Trustee hereunder on which Owner Trustee shall rely in acquiring the Receivables. Unless otherwise indicated, such representations and warranties shall speak as of the Closing Date, but shall survive the transfer and assignment of the Receivables to Owner Trustee and the pledge thereof to Indenture Trustee pursuant to the Indenture.

        (a) Characteristics of Receivables. The Receivable has been fully and properly executed by the parties thereto and (i) has been originated by a Dealer in the ordinary course of such Dealer's business to finance the retail sale by a Dealer of the related Financed Vehicle and has been purchased by M&I Bank, Dealer Finance or their predecessors in interest in the ordinary course of their business, (ii) was underwritten in accordance with M&I Bank's underwriting standards, (iii) is secured by a valid, subsisting, binding and enforceable first priority perfected security interest in favor of Dealer Finance or M&I Bank in the Financed Vehicle (subject to administrative delays and clerical errors on the part of the applicable government agency and to any statutory or other Lien arising by operation of law after the Closing Date which is prior to such security interest), which security interest is assignable together with such Receivable, and has been so assigned to Seller, and subsequently assigned to Owner Trustee pursuant to the Sale and Servicing Agreement, and pledged to Indenture Trustee pursuant to the Indenture, (iv) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (v) provided, at origination, for level monthly payments (provided that the amount of the first or last payment may be minimally different), which fully amortize the Initial Principal Balance over the original term, (vi) provides for interest at the Contract Rate specified in the Schedule of Receivables, (vii) was originated in the United States and (viii) constitutes "chattel paper" as defined in the UCC.

                                       4     2002-1 Sale and Servicing Agreement

        (b) Individual Characteristics. The Receivables have the following individual characteristics as of the Initial Cutoff Date (i) each Receivable is secured by a Motor Vehicle; (ii) each Receivable has a Contract Rate of no less than 5.50% and not more than 16.76%; (iii) each Receivable had an original term to maturity of not more than 72 months and not less than 12 months and each Receivable has a remaining term to maturity, as of the Initial Cutoff Date, of six months or more; (iv) each Receivable had an Initial Principal Balance less than or equal to $124,365.69; (v) each Receivable has a Cutoff Date Principal Balance of greater than or equal to $513.79; (vi) no Receivable has a scheduled maturity date later than September 21, 2009; (vii) no Receivable was more than 29 days past due as of the Cutoff Date; (viii) no Financed Vehicle was noted in the related records of M&I Bank as being the subject of any pending bankruptcy or insolvency proceeding as of the Initial Cutoff Date; (ix) no Receivable is subject to a force placed Physical Damage Insurance Policy on the related Financed Vehicle; (x) each Receivable is a Simple Interest Receivable; and (xi) the Dealer of the Financed Vehicle has no participation in, or other right to receive, any proceeds of such Receivable. The Receivables were selected using selection procedures that were not intended by M&I Bank or Dealer Finance to be adverse to the Seller.

        (c) Schedule of Receivables. The information with respect to each Receivable set forth in the Schedule of Receivables delivered on the Closing Date, including (without limitation) the account number, the Cutoff Date Principal Balance, the maturity date and the Contract Rate, was true and correct in all material respects as of the close of business on the Cutoff Date.

        (d) Compliance with Law. The Receivable and the sale of the related Financed Vehicle complied at the time it was originated or made, and will comply as of the Closing Date, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, to the extent applicable, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Fair Debt Collection Practices Act, Federal Reserve Board Regulations B and Z and any other consumer credit, consumer protection, equal opportunity and disclosure laws.

        (e) Binding Obligation. The Receivable constitutes the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable in all material respects by the holder thereof in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, and the Receivable is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury.

        (f) Lien in Force. The Receivable has not been satisfied, subordinated or rescinded and M&I Bank or Dealer Finance has not taken any action which would have the effect of releasing the related Financed Vehicle from the Lien granted by the Receivable in whole or in part.

        (g) No Amendment or Waiver. No material provision of the Receivable has been amended, waived, altered or modified in any respect, except such waivers as would be permitted under the Sale and Servicing Agreement and as are reflected in the Receivable File, and no

                                       5     2002-1 Sale and Servicing Agreement
amendment, waiver, alteration or modification causes such Receivable not to conform to the other representations or warranties contained in this Section 3.1.

     (h) No Liens. There are no Liens or claims, including Liens for work, labor, materials or unpaid state or federal taxes, relating to the Financed Vehicle securing the Receivable, that are or may be prior to or equal to the Lien granted by the Receivable.

        (i) No Default. Except for payment delinquencies continuing for a period of less than 30 days as of the Initial Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of the Receivable exists and no continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable has arisen.

        (j) Insurance. The Receivable requires the Obligor to insure the Financed Vehicle under a Physical and Damage Insurance Policy, pay the premiums for such insurance and keep such insurance in full force and effect.

        (k) Good Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to Owner Trustee and that the beneficial interest in and title to the Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition or insolvency proceeding by or against the Seller under any bankruptcy or insolvency law. No Receivable has been sold, transferred, assigned, or pledged (i) by M&I Bank to any other Person other than Northwoods or the Seller, (ii) by Northwoods to any other person other than Bank One (as agent on behalf of PREFCO) or the Seller, (iii) by Bank One (as agent on behalf of PREFCO) to any other person other than the Seller, and (iv) by the Seller to any Person other than the Owner Trustee. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to the Receivable free and clear of any Lien and had full right and power to transfer and assign the Receivable to Owner Trustee and immediately upon the transfer and assignment of the Receivable to Owner Trustee, Owner Trustee shall have good and marketable title to the Receivable, free and clear of any Lien; and Owner Trustee's interest in the Receivable resulting from the transfer has been perfected under the UCC. All filings (including UCC filings) necessary in any jurisdiction, to give Owner Trustee a first priority perfected ownership interest in the Receivables, and to give Indenture Trustee a first priority perfected security interest therein, shall have been presented to Indenture Trustee for filing in the appropriate filing offices. Upon such filing by the Indenture Trustee, the Indenture Trustee will have a first priority perfected security interest in the Receivables.

        (l) Obligations. M&I Bank has duly fulfilled all material obligations on its part to be fulfilled under, or in connection with, the Receivable.

        (m) Possession. There is only one original executed Receivable, and immediately prior to the Closing Date, M&I Bank or one of its Affiliates will have possession of such original executed Receivable.

        (n) No Government Obligor. The Obligor on the Receivable is not the United States of America or any state thereof or any local government, or any agency, department, political

                                       6     2002-1 Sale and Servicing Agreement
subdivision or instrumentality of the United States of America or any state thereof or any local government.

        (o) Marking Records. By the Closing Date, M&I Bank shall have caused the portions of M&I Bank's electronic master record of Motor Vehicle Loans relating to the Receivables to be clearly and unambiguously marked to show that the Receivable is owned by the Owner Trustee in accordance with the terms of this Agreement.

        (p) No Assignment. As of the Closing Date neither M&I Bank nor any of its Affiliates shall have taken any action to convey any right to any Person that would result in such Person having a right to payments received under the Insurance Policies or Dealer Agreements, or payments due under the Receivable, that is senior to, or equal with, that of the Owner Trustee.

        (q) Lawful Assignment. The Receivable has not been originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer or assignment of such Receivable hereunder or pursuant to transfers of the Notes or Certificates are unlawful, void or voidable. Neither M&I Bank nor any of its Affiliates has entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

        (r) Dealer Agreements. A Dealer Agreement for each Receivable is in effect whereby the Dealer warrants title to the Motor Vehicle and indemnifies Dealer Finance and its assigns against the unenforceability of each Receivable sold thereunder, and the rights of Dealer Finance thereunder, with regard to the Receivable sold hereunder, have been validly assigned to and are enforceable against the Dealer by the Seller, along with any Dealer Recourse.

        (s) Composition of Receivable. No Receivable has a Principal Balance which includes capitalized interest, late charges or amounts attributable to the payment of the premium for any Physical Damage Insurance Policy.

        (t) Database File. The information included with respect to each Receivable in the database file delivered pursuant to Section 4.9(b) of this Agreement is accurate and complete in all material respects.

        (u) No Bankruptcies. No Obligor on any Receivable was noted in the related Receivable File as having filed for bankruptcy in a proceeding which remained undischarged as of the Initial Cutoff Date.

        (v)  Amounts. The Original Pool Balance was $432,770,483.68.

        (w) Aggregate Characteristics. The Receivables had the following characteristics in the aggregate as of the Initial Cutoff Date: (i) approximately 44.37% of the Original Pool Balance was attributable to loans for purchases of new Financed Vehicles, and approximately 55.63% of the Original Pool Balance was attributable to loans for purchases of used Financed Vehicles;
(ii) approximately 22.21% of the Original Pool Balance was attributable to Receivables the mailing addresses of the Obligors with respect to which are located in the State of Minnesota, 56.54% of the Original Pool Balance was attributable to Receivables the mailing addresses of the Obligors with respect to which are located in the State of Wisconsin and no other state accounts for more than 10% of the Original Pool Balance; (iii) the weighted average

                                       7     2002-1 Sale and Servicing Agreement

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Contract Rate of the Receivables was 7.32%; (iv) there are 32,439 Receivables being conveyed by M&I Bank to the Owner Trustee; (v) the average Cutoff Date Principal Balance of the Receivables was $13,341.06; (vi) the weighted average original term and weighted average remaining term of the Receivables were 59.94 months and 50.23 months, respectively; and (vii) 100 % of the Receivables (other than those Receivables that have been paid ahead as of the Initial Cutoff Date) have their next scheduled payment date in either September, October or November of 2002.

        (x) Perfection Representations. The Perfection Representations shall be a part of this Agreement.

        SECTION 3.2. Representations and Warranties as to Each Subsequent Receivable on the Related Funding Date. Servicer shall make the representations and warranties on each Funding Date as to each Subsequent Receivable conveyed by it to Owner Trustee hereunder on which Owner Trustee shall rely in acquiring the Subsequent Receivables in the form of Exhibit B attached hereto. Unless otherwise indicated, such representations and warranties shall speak as of the related Funding Date, but shall survive the transfer and assignment of the Subsequent Receivables to Owner Trustee and the pledge thereof to Indenture Trustee pursuant to the Indenture.

        SECTION 3.3. Purchase by Servicer upon Breach of Representation or Warranty. Seller, Servicer, Indenture Trustee or Owner Trustee, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery (or, with respect to the Indenture Trustee or Owner Trustee, upon actual knowledge of a Responsible Officer) of any breach or failure to be true of the representations or warranties made by the Servicer in Section 3.1; provided that such breach or failure materially and adversely affects the interests of the Owner Trustee and the Holders in any Receivables; and provided further that the failure to give such notice shall not affect any obligation of the Servicer. If the breach or failure shall not have been cured by the last day of the Collection Period which includes the 60th day (or if the Servicer elects, the 30th day) after the date on which Servicer becomes aware of, or receives written notice from Owner Trustee or Indenture Trustee of, such breach or failure, and such breach or failure materially and adversely affects the interests of Owner Trustee and the Holders in any Receivable, the Servicer shall purchase each such affected Receivable from Owner Trustee as of such last day of such Collection Period at a purchase price equal to the Purchase Amount for such Receivable as of such last day of such Collection Period, which amount shall be deposited in the Collection Account. Notwithstanding the foregoing, any such breach or failure with respect to the representations and warranties contained in Section 3.1 will not be deemed to have such a material and adverse effect with respect to a Receivable if the facts resulting in such breach or failure do not affect the ability of Owner Trustee to receive and retain payment in full on such Receivable. In consideration of the purchase of a Receivable hereunder, the Servicer shall remit the Purchase Amount of such Receivable, no later than the close of business on the next Deposit Date, in the manner specified in Section
5.4. The sole remedy (except as provided in Section 7.2 of this Agreement) of the Owner Trustee, the Indenture Trustee or the Holders with respect to a breach or failure to be true of the representations or warranties made by Servicer pursuant to Section 3.1 shall be to require the Servicer to purchase Receivables pursuant to this Section 3.3; provided that this Section 3.3 shall not limit the right of

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

the Servicer, Owner Trustee or Indenture Trustee to enforce (or to cause Seller to enforce) the obligation of M&I Bank pursuant to the Purchase Agreement.

        With respect to all Receivables purchased pursuant to this Section 3.3, Owner Trustee shall assign to the Servicer without recourse, representation or warranty all of Owner Trustee's right, title and interest in and to such Receivables and all security and documents, relating thereto.

        SECTION 3.4. Custodian of Receivable Files. (a) Custody. To assure uniform quality in servicing the Receivables and to reduce administrative costs, Owner Trustee, upon the execution and delivery of this Agreement, revocably appoints Custodian, as agent, and Custodian accepts such appointment, to act as agent on behalf of Owner Trustee to maintain custody of the following documents or instruments, which are hereby constructively delivered to Owner Trustee with respect to each Receivable (collectively, a "Receivable File"):

               (i)   the fully executed original Receivable;

               (ii) the original credit application, fully executed by the Obligor or a photocopy thereof, or a record thereof on a computer file, diskette or on microfiche;

               (iii) the original certificate of title or confirmation of security interest, or such other documents as M&I Bank or its Affiliates keeps on file, in accordance with its customary procedures, evidencing the security interest of M&I Bank or Dealer Finance in the Financed Vehicle;

               (iv) originals or true copies of all documents, instruments or writings relating to extensions, amendments or waivers of the Receivable or a photocopy thereof, or a record thereof on a computer file, diskette or on microfiche; and

               (v) any and all other documents or electronic records that M&I Bank or its Affiliates, keep on file, in accordance with their customary procedures, relating to the Receivable, any Insurance Policies, the Obligor or the Financed Vehicle.

        (b) Safekeeping. Servicer, in its capacity as Custodian, shall hold the Receivable Files as agent on behalf of Owner Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable as shall enable Servicer and Owner Trustee to comply with the terms and provisions of this Agreement applicable to them. In performing its duties as Custodian hereunder, Custodian shall act with reasonable care, exercising the degree of skill, attention and care that Custodian exercises with respect to receivable files relating to other similar motor vehicle loans owned and/or serviced by Custodian and that is consistent with industry standards. In accordance with its customary practice with respect to its retail installment sale contracts, Custodian shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, and shall maintain the Receivable Files in such a manner as shall enable the Owner Trustee and the Indenture Trustee to verify, if the Owner Trustee or the Indenture Trustee so elects, the accuracy of the record keeping of Custodian. Custodian shall promptly report to Owner Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided, and promptly

                                       9     2002-1 Sale and Servicing Agreement
take appropriate action to remedy any such failure. Custodian hereby acknowledges receipt of the Receivable File for each Receivable listed on the Schedule of Receivables. Nothing herein shall be deemed to require Owner Trustee, Owner Trustee or Indenture Trustee to verify the accuracy of the record keeping of the Custodian.

        (c) Maintenance of and Access to Records. Custodian shall maintain each Receivable File at the location specified in Schedule B to this Agreement, or at such other office of Custodian within the United States (or, in the case of any successor Custodian, within the State in which its principal place of business is located) as shall be specified to Owner Trustee by 30 days' prior written notice. Custodian shall make available to Owner Trustee, Indenture Trustee and their respective agents (or, when requested in writing by Owner Trustee or Indenture Trustee, their respective attorneys or auditors) the Receivable Files and the related accounts, records and computer systems maintained by Custodian at such times as Owner Trustee or Indenture Trustee shall instruct for purposes of inspecting, auditing or making copies of abstracts of the same, but only upon reasonable notice and during the normal business hours at the respective offices of Custodian.

        (d) Release of Documents. Upon written instructions from Indenture Trustee (or, if no Notes are then Outstanding, Owner Trustee), Custodian shall release any document in the Receivable Files to Indenture Trustee or Owner Trustee or its respective agent or designee, as the case may be, at such place or places as Indenture Trustee or Owner Trustee may designate, as soon thereafter as is practicable. Any document so released shall be handled by Indenture Trustee or Owner Trustee with due care and returned to Custodian for safekeeping as soon as Indenture Trustee or Owner Trustee or its respective agent or designee, as the case may be, shall have no further need therefor.

        (e) Title to Receivables. Custodian agrees that, in respect of any Receivable File held by Custodian hereunder, Custodian will not at any time have or in any way attempt to assert any interest in such Receivable File or the related Receivable, other than solely for the purpose of collecting or enforcing the Receivable for the benefit of Owner Trustee and that the entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in Owner Trustee.

        (f) Instructions; Authority to Act. Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer of Indenture Trustee or Owner Trustee, as applicable. A certified copy of excerpts of certain resolutions of the Board of Directors of Indenture Trustee or Owner Trustee, as applicable, shall constitute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until receipt by Custodian of written notice to the contrary given by Indenture Trustee or Owner Trustee, as applicable.

        (g) Custodian's Indemnification. Subject to Section 10.5, Custodian shall indemnify and hold harmless Owner Trustee (individually and in such capacity) and Indenture Trustee (individually and in such capacity), and each of their respective officers, directors, employees and agents and the Holders from and against any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including reasonable legal fees and expenses if any) of any kind whatsoever that may be imposed on, incurred or asserted against

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

Owner Trustee, Indenture Trustee or the Holders as the result of any act or omission of Custodian relating to the maintenance and custody of the Receivable Files; provided that Custodian shall not be liable hereunder to the Owner Trustee or Indenture Trustee to the extent that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith or negligence of Owner Trustee or Indenture Trustee, as the case may be. Indemnification under this subsection (g) shall survive termination of this Agreement and the resignation or removal of Owner Trustee or Indenture Trustee, as the case may be. If Custodian shall have made any indemnity payments to Owner Trustee or Indenture Trustee pursuant to this
Section 3.4 and Owner Trustee or Indenture Trustee thereafter shall collect any of such amounts from Persons other than Custodian, Owner Trustee or Indenture Trustee, as the case may be, shall, as soon as practicable following such receipt thereof, repay such amounts to Custodian, without interest.

        (h) Effective Period and Termination. Servicer's appointment as Custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this subsection (h). If Servicer shall resign as Servicer in accordance with Section 7.5 or if all of the rights and obligations of Servicer shall have been terminated under Section 8.1, the appointment of Servicer as Custodian hereunder may be terminated by the Owner Trustee or Indenture Trustee or by the Holders of Notes evidencing not less than 25% of the aggregate Outstanding Amount of the Notes of the Controlling Note Class (or, if no Notes are then Outstanding, the Holders of Certificates representing not less than 50% of the Certificate Percentage Interests), in each case in the same manner as Owner Trustee or Indenture Trustee or such Holders may terminate the rights and obligations of Servicer under Section 8.1. As soon as practicable after any termination of such appointment Servicer shall deliver, or cause to be delivered, the Receivable Files to Indenture Trustee or Owner Trustee, as applicable, or its respective agent or designee at such place or places as Indenture Trustee or Owner Trustee, as applicable, may reasonably designate. Notwithstanding any termination of Servicer as Custodian hereunder (other than in connection with a termination resulting from the termination of Servicer, as such, pursuant to Section 8.1), from and after the date of such termination, and for so long as Servicer is acting as such pursuant to this Agreement, Indenture Trustee shall provide, or cause the successor Custodian to provide, access to the Receivable Files to Servicer, at such times as Servicer shall reasonably request, for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.

        (i) Delegation. Custodian may, at any time without notice or consent, delegate any or all of its duties under the Basic Documents to any Affiliate; provided that no such delegation shall relieve Custodian of its responsibility with respect to such duties and Custodian shall remain obligated and liable to Owner Trustee and the Holders for its duties hereunder as if Custodian alone were performing such duties.

            ARTICLE IV. ADMINISTRATION AND SERVICING OF RECEIVABLES.

        SECTION 4.1. Duties of Servicer. (a) Servicer is hereby authorized to act as agent for Owner Trustee and in such capacity shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables), and perform the other actions required by Servicer under this Agreement, with reasonable care. Without limiting the standard set forth in the preceding sentence, Servicer shall use a degree of skill, attention and care that is not less than

                                       11    2002-1 Sale and Servicing Agreement

Servicer exercises with respect to comparable Motor Vehicle Loans that it services for itself or others and that is consistent with prudent industry standards. Servicer's duties shall include the collection and posting of all payments, responding to inquiries by Obligors on the Receivables, or by federal, state or local governmental authorities, investigating delinquencies, sending payment coupons or monthly invoices to Obligors, reporting required tax information to Obligors, accounting for Collections, furnishing monthly and annual statements to Owner Trustee and Indenture Trustee with respect to distributions, providing collection and repossession services in the event of Obligor default and performing the other duties specified herein.

        Without limiting the generality of the foregoing, Servicer is hereby authorized and empowered by Owner Trustee to execute and deliver, on behalf of itself, Indenture Trustee, Owner Trustee and the Holders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles, all in accordance with this Agreement; provided that notwithstanding the foregoing, Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except in connection with a de minimis deficiency which Servicer would not attempt to collect in accordance with its customary procedures. If Servicer shall commence a legal proceeding to enforce a Receivable, Owner Trustee shall thereupon be deemed to have automatically assigned such Receivable to Servicer, which assignment shall be solely for purposes of collection. Owner Trustee shall furnish Servicer with any powers of attorney and other documents or instruments necessary or appropriate to enable Servicer to carry out its servicing and administrative duties hereunder.

        (b) Servicer may, at any time without notice or consent, delegate (i) any or all duties under this Agreement to any Person that is an Affiliate of the Servicer, so long as M&I Bank acts as Servicer, or (ii) specific duties to sub-contractors who are in the business of performing such duties; provided that no such delegation shall relieve Servicer of its responsibility with respect to such duties and Servicer shall remain obligated and liable to the Indenture Trustee, the Owner Trustee and the Holders for servicing and administering the Receivables in accordance with this Agreement as if Servicer alone were performing such duties.

        (c) The Servicer shall pay the Administrator the fee pursuant to the Administration Agreement.

        (d) To the extent any document are required to be filed with respect to the Owner Trustee or the Trust pursuant to the Sarbanes-Oxley Act of 2002, the Servicer shall prepare and execute any such documents and is authorized to file such documents on behalf of the Owner Trustee and the Trust.

        SECTION 4.2. Collection of Receivable Payments. (a) Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and otherwise act with respect to the Receivables, the Physical Damage Insurance Policies, the Dealer Agreements and related property in such manner as will, in the reasonable judgment of Servicer, maximize the amount to be received by Owner Trustee with respect thereto, in accordance with the standard of care required by Section 4.1. Servicer

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

shall be entitled to grant extensions, rebates or adjustments on a Receivable, or amend or modify any Receivable in accordance with its customary procedures if Servicer believes in good faith that such amendment or modification is in Owner Trustee's best interests; provided that Servicer may not, unless ordered by a court of competent jurisdiction or otherwise required by applicable law, (i) extend a Receivable beyond September 18, 2009 or (ii) reduce the Principal Balance or Contract Rate of any Receivable. If Servicer fails to comply with the provisions of the preceding sentence, Servicer shall be required to purchase the Receivable or Receivables affected thereby, for the Purchase Amount, in the manner specified in Section 4.7 as of the last day of the Collection Period in which such failure occurs. Servicer may, in accordance with its customary standards, policies and procedures, (i) waive any prepayment charge, late payment charge, extension fee or any other fee that may be collected in the ordinary course of servicing a Receivable and (ii) treat a partial scheduled payment as being a full scheduled payment in the ordinary course of servicing a Receivable.

        (b) If in the course of collecting payments under the Receivables, Servicer determines to set off any obligation of Servicer to an Obligor against an amount payable by the Obligor with respect to such Receivable, Servicer shall deposit the amount so set off in the Collection Account, no later than the close of business on the Deposit Date for the Collection Period in which the set-off occurs. All references herein to payments or Liquidation Proceeds collected by Servicer shall include amounts set-off by Servicer.

        SECTION 4.3. Realization upon Receivables. On behalf of Owner Trustee, Servicer shall charge off a Receivable in accordance with its customary standards (and, in no event later than 150 days after a Receivable shall have become delinquent) and shall use reasonable efforts, consistent with its customary standards, to repossess and liquidate the Financed Vehicle securing any Defaulted Receivable as soon as feasible after such Receivable becomes a Defaulted Receivable, in accordance with the standard of care required by
Section 4.1. In taking such action, Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of Motor Vehicle Loans, and as are otherwise consistent with the standard of care required under Section 4.1, which shall include exercising any rights under the Dealer Agreements and selling the Financed Vehicle at public or private sale. Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds or pursuing any deficiency claim against the related Obligor, but only out of the cash proceeds of such Financed Vehicle or any deficiency obtained from the Obligor. The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, Servicer, consistent with its customary servicing procedures, shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine, consistent with its customary servicing procedures, that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.

        If Servicer elects to commence a legal proceeding to enforce a Dealer Agreement, the act of commencement shall be deemed to be an automatic assignment from Owner Trustee to Servicer of the rights under such Dealer Agreement. If, however, in any enforcement suit or legal proceeding, it is held that Servicer may not enforce a Dealer Agreement on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, Owner Trustee, on behalf of Owner Trustee and the Indenture Trustee, subject to the Indenture, at

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

Servicer's expense, shall take such steps as Servicer deems necessary to enforce the Dealer Agreement, including bringing suit in the name of Owner Trustee or Indenture Trustee.

        SECTION 4.4. Physical Damage Insurance. (a) The Receivables require that each Financed Vehicle be insured under a Physical Damage Insurance Policy. If Servicer receives notice that an Obligor has failed to obtain or maintain a Physical Damage Insurance Policy covering the related Financed Vehicle, Servicer shall use reasonable efforts in accordance with its customary servicing procedures to enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical damage insurance, provided that Servicer shall not be required to take such actions if there is in place a lender's single interest policy with respect to the related Financed Vehicle that complies with Servicer's customary requirements. It is understood that Servicer will not "force-place" any Physical Damage Insurance Policy on any Financed Vehicle.

        (b) Servicer may sue to enforce or collect upon the Physical Damage Insurance Policies, in its own name, if possible, or as agent for Owner Trustee. If Servicer elects to commence a legal proceeding to enforce a Physical Damage Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of Owner Trustee under such Physical Damage Insurance Policy to Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that Servicer may not enforce a Physical Damage Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Physical Damage Insurance Policy, Owner Trustee, on behalf of the Trust and the Indenture Trustee, subject to the Indenture, at Servicer's expense and written direction, shall take such steps as Servicer deems necessary to enforce such Physical Damage Insurance Policy, including bringing suit in Owner Trustee's name or the name of the Trust or Indenture Trustee. Servicer shall make all claims and enforce its rights under any lender's single interest insurance policy (to the extent such claims or rights relate to Receivables) for the benefit of the Owner Trustee and shall treat as Collections all related proceeds of such policies.

        SECTION 4.5. Maintenance of Security Interests in Financed Vehicles. Servicer, in accordance with the standard of care required under Section 4.1, shall take such reasonable steps as are necessary and as are consistent with its customary business practices to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle for the benefit of Owner Trustee and the Indenture Trustee. Owner Trustee hereby authorizes Servicer, and Servicer hereby agrees, to take such reasonable steps as are necessary and as are consistent with its customary business practices to re-perfect such security interest on behalf of Owner Trustee in the event Servicer receives notice of the relocation of a Financed Vehicle.

        SECTION 4.6. Covenants of Servicer. Servicer makes the following covenants on which Owner Trustee relies in acquiring the Receivables:

        (a) Security Interest to Remain in Force. Servicer shall not release any Financed Vehicle from the security interest granted by the related Receivable in whole or in part, except upon payment in full of the Receivable or as otherwise contemplated herein.

        (b) No Impairment. Servicer shall not impair in any material respect the rights of the Owner Trustee or the Holders in the Receivables, the Dealer Agreements or the Physical

                                       14    2002-1 Sale and Servicing Agreement

Damage Insurance Policies or, subject to clause (c) below, otherwise amend or alter the terms thereof if, as a result of such amendment or alteration, the interests of Owner Trustee and the Holders hereunder would be materially adversely affected.

        (c) Amendments. Servicer shall not amend or otherwise modify any Receivable (including the grant of any extension thereunder), except in accordance with Section 4.2.

        SECTION 4.7. Purchase by Servicer upon Breach of Covenant. Seller, Servicer, Indenture Trustee or Owner Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery (or, in the case of the Indenture Trustee or Owner Trustee, upon actual knowledge of a Responsible Officer) of any breach by Servicer of its covenants under Section 4.5 or 4.6; provided that the failure to give such notice shall not affect any obligation of Servicer. Unless the breach shall have been cured by the last day of the Collection Period which includes the 60th day (or the 30th day, if Servicer so elects) after the date on which Servicer becomes aware of, or receives written notice of, such breach, and such breach materially and adversely affects the interests of Owner Trustee and the Holders in any Receivable, Servicer shall purchase such Receivable from Owner Trustee as of the last day of the Collection Period at a purchase price equal to the Purchase Amount for such Receivable as of the last day of such Collection Period, which amount shall be deposited in the Collection Account; provided that in the case of a breach of the covenant contained in Section 4.6(c), Servicer shall be obligated to purchase the affected Receivable or Receivables on the Business Day preceding the Deposit Date immediately succeeding the Collection Period during which Servicer becomes aware of, or receives written notice of, such breach. In consideration of the purchase of a Receivable hereunder, Servicer shall remit the Purchase Amount of such Receivable in the manner specified in Section 5.4. The sole remedy (except as provided in Section 7.2) of Owner Trustee, Owner Trustee, Indenture Trustee or the Holders against Servicer with respect to a breach pursuant to Section 4.5 or 4.6 shall be to require Servicer to purchase Receivables pursuant to this
Section 4.7.

        With respect to all Receivables purchase pursuant to this Section 4.7, Owner Trustee shall assign to Servicer, without recourse, representation or warranty, all of Owner Trustee's right, title and interest in and to such Receivables and all security and documents relating thereto.

        SECTION 4.8. Servicing Fee. The servicing fee for each Payment Date shall equal the product of one-twelfth of the Servicing Rate and the Pool Balance as of the first day of the Collection Period or as of the Initial Cutoff Date in the case of the initial Collection Period (the "Servicing Fee"). Servicer shall also be entitled to retain any extension fees and certain non-sufficient funds charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables collected (from whatever source) on the Receivables (the "Supplemental Servicing Fee"). It is understood and agreed that Available Collections shall not include any amounts retained by Servicer which constitute Supplemental Servicing Fees. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates), if the Rating Agency Condition is satisfied, may be paid at the beginning of such Collection Period out of Collections for such Collection Period.

        SECTION 4.9. Servicer's Report. (a) On each Determination Date, Servicer shall deliver to Owner Trustee, Indenture Trustee, each Paying Agent and Seller, with a copy to the

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

Rating Agencies, a Servicer's Report substantially in the form of Exhibit A, containing all information necessary to make the transfers and distributions pursuant to Sections 5.4 and 5.5 (including amounts required to be transferred from the Reserve Account to the Collection Account) for the Collection Period preceding the date of such Servicer's Report together with all information necessary for the Owner Trustee to send statements to Certificateholders pursuant to Section 5.6 and Indenture Trustee to send copies of statements received by the Indenture Trustee to Noteholders pursuant to the Indenture and
Section 5.6 of this Agreement. Receivables to be purchased by the Servicer shall be identified by Servicer by account number with respect to such Receivable (as specified in the Schedule of Receivables).

        (b) Servicer shall provide Indenture Trustee with a database file for the Receivables at or prior to the Closing Date and on each Funding Date (but with information as of the close of business on the Initial Cutoff Date and each Subsequent Cutoff Date).

        SECTION 4.10. Annual Statement as to Compliance; Notice of Default. (a) Servicer shall deliver to Owner Trustee, Indenture Trustee and each Rating Agency, on or before March 31 of each year beginning on March 31, 2003, an Officer's Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of Servicer during the preceding 12-month period (or, in the case of the first such report, during the period from the Closing Date to December 31, 2002) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, Servicer has fulfilled all its obligations in all material respects under this Agreement throughout such year or, if there exists any uncured default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate and the report referred to in
Section 4.11 may be obtained by any Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office.

        (b) Servicer shall deliver to Owner Trustee, Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer's Certificate of any event which constitutes, or with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 8.1.

        SECTION 4.11. Annual Independent Certified Public Accountants' Report. The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer or Seller and their Affiliates) to deliver to the Seller, Owner Trustee, Indenture Trustee and each Rating Agency on or before March 31 of each year beginning on March 31, 2003, a report to the effect that, as to objectively determinable matters, such firm has examined the Servicer's assertion that it has fulfilled its obligations in all material respects under this Agreement for the twelve months ended December 31 of the preceding year (or, in the case of the first such certificate, from the Closing Date until December 31, 2002) set forth in the Officer's Certificate delivered pursuant to Section 4.10(a), and that (1) such examination was made in accordance with the standards established by the American Institute of Certified Public Accountants, (2) except as described in the report, the assertions in the Officer's Certificate are, as to objectively determinable matters, fairly stated in all material respects and (3) that the firm is independent of Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

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        In the event such firm requires the Indenture Trustee or Owner Trustee to agree to the procedures performed by such firm, Servicer shall direct the Indenture Trustee or Owner Trustee, as the case may be, in writing to so agree; it being understood and agreed that the Indenture Trustee or Owner Trustee, as the case may be, will deliver such letter of agreement in conclusive reliance upon the direction of Servicer, and the Indenture Trustee or Owner Trustee, as the case may be, need not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

        SECTION 4.12. Access to Certain Documentation and Information Regarding Receivables. Servicer shall provide to the Owner Trustee, Indenture Trustee, Certificateholders, Noteholders, Bank Regulatory Authorities, and the supervisory agents and examiners of Bank Regulatory Authorities access to the Receivable Files, as to the latter in such cases where the Certificateholders, Noteholders or Bank Regulatory Authorities shall be required by applicable statutes or regulations to review such documentation as demonstrated by evidence satisfactory to Servicer in its reasonable judgment. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of Servicer. Nothing in this Section 4.12 shall affect the obligation of Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 4.12. Any Holder, by its acceptance of a Certificate or Note, as applicable, shall be deemed to have agreed to keep any information obtained by it pursuant to this Section 4.12 confidential and not to use such information for any other purpose, except as required by applicable law.

        SECTION 4.13. Reports to the Rating Agencies. Servicer shall deliver to each Rating Agency a copy of all reports or notices furnished or delivered pursuant to this Article and a copy of any amendments, supplements or modifications to this Agreement and any other information reasonably requested by such Rating Agency to monitor this transaction.

        SECTION 4.14. Servicer Expenses. Except as otherwise provided herein, Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of the Owner Trustee, Indenture Trustee, independent accountants, taxes imposed on Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.

                       ARTICLE V. DISTRIBUTIONS; ACCOUNTS;
                        STATEMENTS TO CERTIFICATEHOLDERS
                           AND NOTEHOLDERS; ADVANCES.

        SECTION 5.1. Establishment of Accounts. (a) Servicer shall cause to be established:

               (i) For the benefit of the Noteholders and the Certificateholders, in the name of Indenture Trustee, an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders, which Eligible Deposit Account shall be established by and maintained with the Indenture Trustee or its designee.

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               (ii) For the benefit of the Noteholders, in the name of Indenture
        Trustee, an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, which Eligible Deposit Account shall be established by and maintained with the Indenture Trustee or its designee.

               (iii) An administrative subaccount within the Note Distribution Account at the Eligible Institution then maintaining the Note Distribution Account, which subaccount shall be designated the "Interest Distribution Account". The Interest Distribution Account is established and maintained solely for administrative purposes.

               (iv) An administrative subaccount within the Note Distribution Account at the Eligible Institution then maintaining the Note Distribution Account, which subaccount shall be designated the "Principal Distribution Account". The Principal Distribution Account is established and maintained solely for administrative purposes.

        (b) Funds on deposit in the Collection Account and the Note Distribution Account (collectively, the "Trust Accounts") shall be invested by Indenture Trustee with respect to the Trust Accounts and by Owner Trustee with respect to the Certificate Distribution Account (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by Servicer and of which Servicer provides notification (pursuant to standing instructions or otherwise); provided that it is understood and agreed that neither Servicer, Indenture Trustee nor Owner Trustee shall be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by or on behalf of Indenture Trustee for the benefit of the Noteholders and the Certificateholders or by Owner Trustee for the benefit of Certificateholders, as applicable; provided that on each Payment Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Trust Accounts shall be distributed to Servicer and shall not be available to pay the distributions provided for in Section 5.5 and shall not otherwise be subject to any claims or rights of Holders. Funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day prior to the Deposit Date preceding the next Payment Date; provided that with the approval of the Indenture Trustee, funds on deposit in the Trust Accounts may be invested in Eligible Investments that mature on such Payment Date. No Eligible Investment shall be sold or otherwise disposed of prior to its scheduled maturity unless a default occurs with respect to such Eligible Investment and Servicer directs Indenture Trustee in writing to dispose of such Eligible Investment. Funds deposited in the Trust Accounts or Certificate Distribution Account on a Deposit Date shall be invested overnight.

        (c) Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (excluding investment income thereon) and all such funds, investments and proceeds shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of Indenture Trustee for the benefit of the Noteholders and the Certificateholders; provided, however, the Indenture Trustee shall not be charged with any obligation for the benefit of the Certificateholders except as provided by the terms of this Agreement. If, at any time, any of the Trust Accounts or the Certificate Distribution Account

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ceases to be an Eligible Deposit Account, the Servicer or Owner Trustee, as
applicable, shall within 10 Business Days (or such longer period as to which each Rating Agency may consent) establish a new Trust Account or Certificate Distribution Account, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account or new Certificate Distribution Account, as applicable. In connection with the foregoing, Servicer agrees that, in the event that the Collection Account is not an account with Indenture Trustee or its designee, Servicer shall notify Indenture Trustee in writing promptly upon the Collection Account ceasing to be an Eligible Deposit Account.

        (d) With respect to the Trust Account Property, Servicer and the Indenture Trustee agree that:

               (i) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of Indenture Trustee, and, except as otherwise provided in the Basic Documents, Indenture Trustee and its designee shall have sole signature authority with respect thereto;

               (ii) any Trust Account Property that constitutes Physical Property shall be delivered to Indenture Trustee or its designee, in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by Indenture Trustee or such designee;

               (iii) any Trust Account Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause
        (ii) above shall be delivered to Indenture Trustee or its designee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by Indenture Trustee or such designee, pending maturity or disposition, through continued registration of Indenture Trustee's (or its designee's) ownership of such security.

               (iv) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by Indenture Trustee or its designee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for Indenture Trustee or such designee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

Effective upon Delivery of any Trust Account Property, Servicer shall be deemed to have represented that it has purchased such Trust Account Property for value, in good faith and without notice of any adverse claim thereto.

        SECTION 5.2. Collections. Servicer shall remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than any amounts constituting Supplemental Servicing Fees) and all Liquidation Proceeds, both as collected during the Collection Period. Notwithstanding the foregoing, if M&I Bank is the Servicer and (i) shall have the Required Rating or (ii) Indenture

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Trustee otherwise shall have received written notice from each of the Rating
Agencies that the then outstanding rating on the Notes would not be lowered, qualified or withdrawn as a result, Servicer may deposit all amounts referred to above for any Collection Period into the Collection Account not later than 11:00 a.m. (New York time) on the Deposit Date with respect to such Collection Period; provided that (i) if a Servicer Termination Event has occurred and is continuing, (ii) Servicer has been terminated as such pursuant to Section 8.1 or
(iii) Servicer ceases to have the Required Rating, Servicer shall deposit such amounts (including any amounts then being held by Servicer) into the Collection Account as provided in the preceding sentence. For purposes of this Article V the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than Servicer or any Affiliate.

        SECTION 5.3. Pre-Funding Account. (a) On or before the Closing Date pursuant to Section 8.7 of the Indenture, the Owner Trustee shall establish or cause to be established in the name of the Indenture Trustee, as secured party of and agent for the Noteholders and Certificateholders, an Eligible Deposit Account (the "Pre-Funding Account"). The Pre-Funding Account and any amounts therein shall be pledged to the Indenture Trustee and held for the benefit of the Noteholders and Certificateholders. The Pre-Funding Account shall be established by and maintained with the Indenture Trustee or its designee (the "Securities Intermediary").

        (b) On the Closing Date, the Seller shall purchase investments meeting the requirements of subparagraph (c) of the definition of Eligible Investments and having a principal amount on the Closing Date equal to the Pre-Funding Amount (the "Initial Pre-Funding Deposit") and shall transfer the Initial Pre-Funding Deposit to the Owner Trustee. Immediately upon receipt of the Initial Pre-Funding Deposit on the Closing Date, the Owner Trustee shall deliver the Initial Pre-Funding Deposit to the Indenture Trustee and the Indenture Trustee shall deposit the Initial Pre-Funding Deposit into the Pre-Funding Account.

        SECTION 5.4. Additional Deposits. Servicer shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amounts with respect to Purchased Receivables and Servicer shall deposit therein all amounts, if any, to be paid under Section 9.1. All such deposits shall be made not later than the 11:00 a.m. (New York time) on the Deposit Date following the end of the related Collection Period.

        SECTION 5.5. Distributions. (a) On or before 11:00 a.m. (New York time) on the Deposit Date related to each Payment Date, Servicer shall instruct Indenture Trustee in writing (based on the information contained in the Servicer's Report delivered on the related Determination Date pursuant to
Section 4.9) (i) to withdraw from the Reserve Account and deposit in the Collection Account, and Indenture Trustee shall so withdraw and deposit in the Collection Account by 11:00 a.m. (New York time) on such Deposit Date, the Reserve Account Excess Amount, if any, and the Reserve Account Transfer Amount, if any, for such Payment Date (ii) to withdraw from the Pre-Funding Account and deposit in the Collection Account, and the Indenture Trustee shall so withdraw and deposit in the Collection Account by 11:00 (New York time) on such Deposit Date, the investment income and earnings accrued on Funds in the Pre-Funding Account during the related Collection Period.

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

        (b) On or before each Payment Date, the Indenture Trustee shall transfer from the Collection Account to the Servicer, in immediately available funds, reimbursement of Outstanding Simple Interest Advances made pursuant to
Section 5.9.

        (c) Subject to the last paragraph of this Section 5.5(c), on or before 11:00 a.m. (New York time) on the Deposit Date related to each Payment Date, Servicer shall instruct Indenture Trustee in writing (based on the information contained in the Servicer's Report delivered on the related Determination Date pursuant to Section 4.9) to make, and Indenture Trustee shall withdraw from the Collection Account and deposit in the Note Distribution Account and then make, the following deposits, distributions and payments from the Note Distribution Account by 11:00 a.m. (New York time) on such Payment Date, to the extent of the Total Distribution Amount in the following order of priority:

               (i) first, to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

               (ii) second, to the Interest Distribution Account, the Accrued Class A Note Interest;

               (iii) third, to the Interest Distribution Account, the Accrued Class B Note Interest;

               (iv) fourth, to the Principal Distribution Account, the Principal Distribution Amount, if any;

               (v) fifth, to the Reserve Account, the amount, if any, required to reinstate the amount in the Reserve Account up to the Specified Reserve Balance; and

               (vi) sixth, to the Certificate Distribution Account, the Total Distribution Amount remaining on deposit in the Collection Account.

Notwithstanding any other provision of this Section 5.5, following the occurrence and during the continuation of an Event of Default specified in
Section 5.1(a), 5.1(b), 5.1(d) or 5.1(e) of the Indenture which has resulted in an acceleration of the Notes (or following the occurrence of any such event after an Event of Default specified in Section 5.1(c) of the Indenture has occurred and the Trust has been liquidated), the Servicer shall instruct the Indenture Trustee at or before aforesaid time to transfer the funds on deposit in the Collection Account pursuant to Section 5.4(b) of the Indenture.

        In the event that the Collection Account is maintained with an institution other than Indenture Trustee, Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to this Section 5.5(c) on the related Deposit Date.

        (d) Indenture Trustee shall continue to perform its duties under this Agreement after the Outstanding Amount of the Notes has been reduced to zero and the Indenture has been discharged in accordance with its terms. The protections, immunities and standard of care afforded the Indenture Trustee under the Indenture shall apply to the performance of its duties hereunder.

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

        SECTION 5.6. Statements to Certificateholders and Noteholders. On each Determination Date, Servicer shall provide to Indenture Trustee (with a copy to each Rating Agency) written instructions for Indenture Trustee to forward to each Noteholder of record, to each Paying Agent, if any, and to Owner Trustee for Owner Trustee to forward to each Certificateholder of record, a statement setting forth at least the following information (based on the information contained in the Servicer's Report delivered on the related Determination Date pursuant to Section 4.9) as to the Notes and the Certificates to the extent applicable:

        (a) the amount of such distribution allocable to principal of each class of Notes;

        (b) the amount of such distribution allocable to interest on or with respect to each class of Notes;

        (c) the Reserve Account Transfer Amount, if any, for such Payment Date, the Specified Reserve Balance for such Payment Date, the amount deposited into the Reserve Account on such Payment Date, and the balance of the Reserve Account (if any) on such Payment Date, after giving effect to changes therein on such Payment Date;

        (d) the amount of the Servicing Fee paid to Servicer with respect to the related Collection Period and with respect to previously accrued and unpaid Servicing Fees;

        (e) the Noteholders' Interest Carryover Shortfall if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

        (f) the amount of any previously due and unpaid payment of principal on the Notes, and the change in such amount from that of the prior Payment Date;

        (g) the aggregate outstanding principal balance of each class of the Notes and the Note Pool Factor for each such class after giving effect to payments allocated to principal reported under clause (a) above;

        (h) the aggregate Purchase Amounts paid by Servicer with respect to the related Collection Period;

        (i) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

        (j) the number, and aggregate Principal Balance outstanding, of Receivables past due 30-59, 60-89 and 90 and over days;

        (k) the weighted average Contract Rates of the Receivables, weighted based on the Principal Balance of each such Receivable as of the last day of the related Collection Period;

        (l) the weighted average remaining term to maturity of the Receivables, weighted based on the Principal Balance of each such Receivable as of the last day of the related Collection Period;

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

        (m) the amount of the aggregate Principal Balances of any Receivables that became Defaulted Receivables, if any, during such Collection Period;

        (n) the aggregate net losses on the Receivables incurred during the period from the Cutoff Date to and including the last day of the related Collection Period;

        (o)  the amount distributed to Certificateholders;

        (p) the amount of Outstanding Simple Interest Advances on such Payment Date; and

        (q) the amount on deposit in the Pre-Funding Account (until the termination of the Pre-Funding Period).

Each amount set forth pursuant to paragraph (a), (b), (e) or (f) above relating to the Notes shall be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes (or Class thereof).

        SECTION 5.7. Net Deposits. As an administrative convenience, unless Servicer is required to remit Collections within two Business Days of receipt thereof, Servicer will be permitted to make the deposit of Collections and Purchase Amounts for or with respect to the Collection Period net of distributions to be made to Servicer with respect to the Collection Period. Servicer, however, will account to Owner Trustee, Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

        SECTION 5.8. Reserve Account. (a) On or before the Closing Date pursuant to Section 8.6 of the Indenture, the Owner Trustee shall establish or cause to be established in the name of the Indenture Trustee, as secured party of and agent for the Noteholders and Certificateholders, an Eligible Deposit Account (the "Reserve Account"). The Reserve Account and any amounts therein shall be pledged to the Indenture Trustee and held for the benefit of the Noteholders and Certificateholders. The Reserve Account shall be established by and maintained with the Indenture Trustee or its designee (the "Securities Intermediary").

        (b) On the Closing Date, the Seller shall purchase investments meeting the requirements of subparagraph (c) of the definition of Eligible Investments and having a principal amount on the Closing Date equal to the Initial Reserve Account Deposit Amount (the "Initial Reserve Account Deposit") and shall transfer the Initial Reserve Account Deposit to the Owner Trustee. Immediately upon receipt of the Initial Reserve Account Deposit on the Closing Date, the Owner Trustee shall deliver the Initial Reserve Account Deposit to the Indenture Trustee and the Indenture Trustee shall deposit the Initial Reserve Account Deposit into the Reserve Account.

        SECTION 5.9. Monthly Advances. On or before each Deposit Date, the Servicer shall advance into the Collection Account with respect to each Simple Interest Receivable that was past due as of the last day of the related Collection Period an amount equal to the amount of interest that was due on such Simple Interest Receivable during the related Collection Period (assuming that the scheduled payment on such Simple Interest Receivable was received on its respective due date) but was not received by the Servicer on or before the last day of such Collection Period. The Servicer shall not make any advance with respect to principal of any

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Simple Interest Receivable and the Servicer shall only make advances of interest with respect to any Receivable to the extent that the Servicer, in accordance with its customary servicing procedures, shall determine that such advance shall be recoverable from subsequent collections or recoveries on such Receivable.

                               ARTICLE VI. SELLER

         SECTION 6.1. Representations of Seller. On the Closing Date and on each Funding Date, Seller makes the following representations to each of the parties hereto on which Owner Trustee is deemed to have relied in acquiring the Receivables and the other properties and rights included in the Owner Trust Estate and the Indenture Trustee is deemed to have relied in accepting administration of its trusts. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to Owner Trustee and the pledge thereof to Indenture Trustee pursuant to the Indenture.

         (a) Organization and Good Standing. Seller has been duly organized and is validly existing as a Delaware limited liability company in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and had at all relevant times, and has, full power, authority and legal right to acquire, own and sell the Receivables and the other properties and rights included in the Owner Trust Estate assigned to Owner Trustee pursuant to Article II.

         (b) Due Qualification. Seller is duly qualified to do business as a limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to so obtain would not have a material adverse impact either on Seller, the transactions contemplated in the Basic Documents or the Receivables.

         (c) Power and Authority. Seller has the power, authority and legal right to execute and deliver this Agreement and the Basic Documents to which it is a party and to carry out their respective terms and to sell and assign the property to be sold and assigned to and deposited with Owner Trustee as the Owner Trust Estate; and the execution, delivery and performance of this Agreement and the Basic Documents to which it is a party have been duly authorized by Seller by all necessary action.

         (d) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement or the Basic Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, other than (i) as may be required under the blue sky or securities laws of any State or the Securities Act of 1933, as amended, and (ii) the filing of UCC financing statements.

         (e) Valid Sale; Binding Obligation. Seller intends this Agreement to effect a valid sale, transfer, and assignment of the Receivables and the other properties and rights included in the Owner Trust Estate conveyed by Seller to Owner Trustee hereunder, enforceable against

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

creditors of and purchasers from Seller; and each of this Agreement and the Basic Documents to which it is a party constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

         (f) No Violation. The execution, delivery and performance by Seller of this Agreement and the Basic Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any material breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a material default under or result in the creation or imposition of any Lien upon any of its material properties pursuant to the terms of, (i) the limited liability company agreement of Seller, (ii) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Seller is a party or by which Seller is bound, or (iii) any law, order, rule or regulation applicable to Seller of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Seller.

         (g) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Seller or its properties: (i) asserting the invalidity of this Agreement, any other Basic Document, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement, any other Basic Document, the Notes or the Certificates, to the extent applicable, or (iv) that may materially and adversely affect the federal or state income, excise franchise or similar tax attributes of Owner Trustee, the Notes or the Certificates.

         (h) Chief Executive Office. The chief executive office of Seller is 770 North Water Street NW5, Milwaukee, Wisconsin 53202.

         (i) Good Title. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to the Receivables free and clear of any lien and had full right and power to transfer and assign the Receivables to the Owner Trustee.

         SECTION 6.2. Continued Existence. During the term of this Agreement, subject to Section 6.4, Seller will keep in full force and effect its existence, rights and franchises as a limited liability company organized under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

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         SECTION 6.3. Liability of Seller; Indemnities. Subject to Section 10.5,
Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Seller under this Agreement.

         (a) Seller shall indemnify, defend and hold harmless Issuer, Owner Trustee (individually and in its capacity as such), Indenture Trustee (individually and in its capacity as such), the Certificateholders and the Noteholders and the respective officers, directors, employees and agents of Issuer, Owner Trustee and Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent arising out of, or imposed upon such Person through or as a result of (i) Seller's wilful misfeasance, bad faith or gross negligence (other than errors in judgement) in the performance of its duties under this Agreement, or by reason of breach of contract or reckless disregard of its obligations and duties under this Agreement or any other Basic Document and (ii) Seller's violation of Federal or state securities laws in connection with the offering and sale of the Notes and the Certificates or in connection with any application relating to the Notes or Certificates under any state securities laws.

         (b) Seller shall pay any and all taxes levied or assessed upon the Issuer or upon all or any part of the Owner Trust Estate.

         Indemnification under this Section 6.3 shall survive the resignation or removal of Owner Trustee or Indenture Trustee and the termination of this Agreement or any other Basic Document, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If Seller shall have made any indemnity payments pursuant to this Section 6.3 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to Seller, without interest.

         SECTION 6.4. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which Seller shall be a party or (c) which may succeed to the properties and assets of Seller substantially as a whole, shall be the successor to Seller without the execution or filing of any document or any further act by any of the parties to this Agreement; provided that Seller hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Seller if other than M&I Dealer Auto Securitization, LLC, executes an agreement of assumption to perform every obligation of Seller under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 or 6.1 shall have been breached, (iii) Seller shall have delivered to Owner Trustee and Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.3 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Seller shall have a consolidated net worth at least equal to that of the predecessor Seller, (v) such transaction will not result in a material adverse federal or state tax consequence to Owner Trustee, the Noteholders or the Certificateholders and (vi) unless M&I Dealer Auto Securitization, LLC is the surviving entity, Seller shall have delivered to Owner Trustee and Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel,

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

all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

         SECTION 6.5. Limitation on Liability of Seller and Others. Seller and any director or officer or employee or agent of Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document (provided that such reliance shall not limit any way Seller's obligations under Section 3.3 or Section 6.3). Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

         SECTION 6.6. Seller May Own Certificates or Notes. Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to Seller or any such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Basic Documents, without preference, priority, or distinction as among all of the Notes and Certificates of the same class.

         SECTION 6.7. Security Interest. During the term of this Agreement, Seller will not take any action to assign the security interest in any Financed Vehicles other than pursuant to the Basic Documents.

         SECTION 6.8. Purchase of Receivables on a Funding Date. Seller shall use its best efforts in good faith to make available for assignment to the Owner Trustee, on each Funding Date, all Receivables acquired by the Seller which meet the eligibility criteria set forth herein as of such date. This covenant and agreement shall be for the benefit of the Owner Trustee and the Indenture Trustee and any such Person may enforce its legal or equitable rights, remedies or claims hereunder.

                             ARTICLE VII. SERVICER.

         SECTION 7.1. Representations of Servicer. Servicer makes the following representations on which Owner Trustee is deemed to have relied in acquiring the Receivables and the other properties and rights included in the Owner Trust Estate and the Indenture Trustee and the Owner Trustee are deemed to have relied in accepting administration of their trusts. The representations speak as of the execution and delivery of the Agreement and shall survive the sale, transfer and assignment of the Receivables to Owner Trustee and the pledge thereof to Indenture Trustee pursuant to the Indenture.

         (a) Organization and Good Standing. Servicer has been duly organized and is validly existing as a state banking corporation in good standing under the laws of the State of

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Wisconsin, with the power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and shall have, the power, authority and legal right to service the Receivables and the other properties and rights included in the Owner Trust Estate.

         (b) Due Qualification. Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications.

         (c) Power and Authority. Servicer has the power, authority and legal right to execute and deliver this Agreement and the Basic Documents to which it is a party and to carry out their respective terms; and the execution, delivery and performance of this Agreement and the Basic Documents to which it is a party have been duly authorized by Servicer by all necessary corporate action.

         (d) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement, the Basic Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, other than (i) as may be required under the blue sky or securities laws of any State or the Securities Act of 1933, as amended, and (ii) the filing of UCC financing statements.

         (e) Binding Obligation. Each of this Agreement and the Basic Documents to which it is a party constitutes a legal, valid and binding obligation of Servicer, enforceable against Servicer in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

         (f) No Violation. The execution, delivery and performance by Servicer of this Agreement and the Basic Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any material breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a material default under, or result in the creation or disposition of any Lien upon any of its material properties pursuant to the terms of, (i) the organizational documents of Servicer, (ii) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Servicer is a party or by which Servicer is bound, or (iii) any law, order, rule or regulation applicable to Servicer of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Servicer.

         (g) No Proceedings. There are no proceedings or investigations pending, or, to Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or tribunal or other governmental instrumentality having jurisdiction over Servicer or its properties: (i) asserting the invalidity of this Agreement, any other Basic Document, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement or any other Basic

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

Document, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Servicer of its obligations under, or the validity or enforceability of, this Agreement, any other Basic Document, the Notes or the Certificates, to the extent applicable, or (iv) that may materially and adversely affect the federal or state income, excise, franchise or similar tax attributes of the Certificates.

         SECTION 7.2. Indemnities of Servicer. (a) Subject to Section 10.5, Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Servicer under this Agreement.

         (b) Servicer shall indemnify, defend and hold harmless Owner Trustee (individually and in its capacity as such), Bank One (as agent on behalf of PREFCO), Indenture Trustee (individually and in its capacity as such), Seller, the Certificateholders and the Noteholders and any of the respective officers, directors, employees and agents of Owner Trustee, Indenture Trustee, Bank One (as agent on behalf of PREFCO), Northwoods or Seller from any and all costs, expenses, losses, claims, damages and liabilities (including reasonable attorneys' fees and expenses) to the extent arising out of, or imposed upon any such Person through, the gross negligence, willful misfeasance, breach of contract or bad faith (other than errors in judgment) of Servicer in the performance of its obligations and duties under this Agreement or any other Basic Document or in the performance of the obligations and duties of any subcustodian or subservicer in the performance of its obligations and duties under any custody or subservicing agreement. Notwithstanding the foregoing, if Servicer is rendered unable, in whole or in part, by virtue of an act of God, act of war, fires, earthquake or other natural disasters, to satisfy its obligations under this Agreement, Servicer shall not be deemed to have breached any such obligation upon the sending of written notice of such event to the other parties hereto, for so long as Servicer remains unable to perform such obligation as a result of such event. This provision shall not be construed to limit Servicer's or any other party's rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement.

         (c) Servicer shall indemnify, defend and hold harmless Owner Trustee (individually and in its capacity as such), and Indenture Trustee and their respective officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement or in the other Basic Documents, including any sales, gross receipts, general corporation, tangible or intangible personal property, franchise, privilege, or license taxes, or any taxes of any kind which may be asserted (not including any federal or other income taxes arising out of transactions contemplated by this Agreement and the other Basic Documents) against the Owner Trustee (individually and in its capacity as such), and costs and expenses in defending against the same.

         (d) Servicer shall indemnify, defend and hold harmless Owner Trustee (individually and in its capacity as such), Bank One (as agent on behalf of PREFCO), Northwoods, Indenture Trustee (not individually but solely in its capacity as Indenture Trustee), Seller, Certificateholders and the Noteholders or any of the respective officers, directors, employees and agents of Owner Trustee, Indenture Trustee, Bank One (as agent on behalf of PREFCO), Northwoods or Seller from any and all costs, expenses, losses, claims, damages and liabilities (including reasonable attorneys' fees and expenses) to the extent arising out of or imposed upon any such Person as a result of any compensation payable to any subcustodian or subservicer

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

(including any fees payable in connection with the release of any Receivable File from the custody of such subservicer or in connection with the termination of the servicing activities of such subservicer with respect to any Receivable) whether pursuant to the terms of any subservicing agreement or otherwise.

         (e) Servicer shall indemnify, defend and hold harmless Owner Trustee (individually and in its capacity as such), Indenture Trustee (individually and in its capacity as such), Seller, the Certificateholders and the Noteholders or any of the respective directors, officers, employees and agents of Owner Trustee, Indenture Trustee and Seller from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership, or operation by the Servicer or any Affiliate thereof of any Financed Vehicle.

Indemnification under this Section 7.2 shall survive the resignation or removal of Owner Trustee or Indenture Trustee and the termination of this Agreement and the other Basic Documents, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If Servicer shall have made any indemnity payments pursuant to this Section 7.2 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to Servicer, without interest.

         SECTION 7.3. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (a) into which Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which Servicer shall be a party, (c) which may succeed to the properties and assets of Servicer, substantially as a whole, or (d) 50% of the voting stock of which is owned directly or indirectly by Marshall & Ilsley Corporation may become the successor to Servicer; provided that, unless M&I Bank is the surviving party to such transaction, Servicer hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Servicer if other than M&I Bank, executes an agreement of assumption to perform every obligation of Servicer under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 7.1 shall have been breached and no Servicer Termination Event, and no event that, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing, (iii) Servicer shall have delivered to Owner Trustee and Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section
7.3 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Servicer shall have a consolidated net worth at least equal to that of the predecessor Servicer, and (v) such transaction will not result in a material adverse federal or state tax consequence to Owner Trustee, the Noteholders or the Certificateholders.

         SECTION 7.4. Limitation on Liability of Servicer and Others. Neither Servicer nor any of its directors, officers, employees or agents shall be under any liability to Owner Trustee, Indenture Trustee, Bank One (as agent on behalf of PREFCO), Northwoods, Seller, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action

                                       30    2002-1 Sale and Servicing Agreement
taken or for refraining from the taking of any action by Servicer or any subservicer pursuant to this Agreement or for errors in judgment; provided that this provision shall not protect Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, breach of contract or gross negligence in the performance of duties (except for errors in judgment) under this Agreement. Servicer or any subservicer and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         Except as provided in this Agreement, Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided that Servicer may (but shall not be required to) undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents to protect the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture. In such event, the legal expense and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer.

         SECTION 7.5. M&I Bank Not To Resign as Servicer. Subject to the provisions of Section 7.3, M&I Bank hereby agrees not to resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties hereunder shall no longer be permissible under applicable law or if such resignation is required by regulatory authorities. Notice of any such determination permitting the resignation of M&I Bank as Servicer shall be communicated to Owner Trustee and Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to Owner Trustee and Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the earlier of Indenture Trustee or a Successor Servicer having assumed the responsibilities and obligations of the resigning Servicer in accordance with
Section 8.2 or the date upon which any regulatory authority requires such resignation.

         SECTION 7.6. Existence. Subject to the provisions of Section 7.3, during the term of this Agreement, M&I Bank will keep in full force and effect and its existence, rights and franchises as a Wisconsin state banking corporation and as a foreign corporation in all jurisdictions which the ownership or lease of property or the conduct of its business (including the servicing of Receivables as required by this Agreement) shall require such qualifications.

         SECTION 7.7. Servicer May Own Notes or Certificates. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to Servicer or any such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Basic Documents, without preference, priority, or distinction as among all of the Notes and Certificates of the same class.

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

                   ARTICLE VIII. SERVICER TERMINATION EVENTS.

         SECTION 8.1. Servicer Termination Event. If any one of the following events (a "Servicer Termination Event") shall occur and be continuing:

         (a) any failure by Servicer to deliver to Indenture Trustee and Owner Trustee the Servicer's Report in accordance with Section 4.9, or any failure by Servicer to deliver to Indenture Trustee or Owner Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct Indenture Trustee or Owner Trustee to make any required distributions therefrom that shall continue unremedied for a period of five Business Days after written notice of such failure is received by Servicer from Owner Trustee or Indenture Trustee or after discovery of such failure by an Authorized Officer of Servicer; or

         (b) failure on the part of Servicer duly to observe or to perform in any material respect any other covenants or agreements of Servicer set forth in this Agreement or any other Basic Document to which it is a party (other than a breach of the representations and warranties regarding the Receivables set forth in Section 3.1), which failure shall (i) materially and adversely affect the rights of either the Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after discovery of such failure by an Authorized Officer of Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to Servicer or Seller by Owner Trustee or Indenture Trustee or (B) to Servicer or Seller and to Owner Trustee and Indenture Trustee by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes of the Controlling Note Class or, if no Notes are outstanding, Holders of Certificates evidencing not less than 25% of the outstanding Certificate Percentage Interests, as applicable; or

         (c) an Insolvency Event occurs with respect to Servicer or any of its respective successors;

then, and in each and every case, so long as any Servicer Termination Event shall not have been remedied, either Indenture Trustee, or the Holders of Notes evidencing greater than 50% of the Outstanding Amount of the Notes of the Controlling Note Class (or, if no Notes are then Outstanding, either the Owner Trustee or the Holders of the Certificates evidencing greater than 50% of the Certificate Percentage Interests), by notice then given in writing to Servicer (and to Owner Trustee or Indenture Trustee, as applicable, if given by the Holders, and the Rating Agencies) may terminate all the rights and obligations (other than the obligations set forth in Section 7.2) of Servicer under this Agreement and the rights and obligations of any subcustodian or subservicer pursuant to the terms of any related custody or subservicing agreement. On or after the receipt by Servicer of such written notice, all authority and power of Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in Indenture Trustee or such Successor Servicer as may be appointed under Section 8.2; and, without limitation, Indenture Trustee and Successor Servicer are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with

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the Successor Servicer, Indenture Trustee and Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Receivable. Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.1 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

         SECTION 8.2. Appointment of Successor. (a) Upon Servicer's receipt of notice of termination, pursuant to Section 8.1 or Servicer's resignation (if and to the extent permitted in accordance with the terms of this Agreement), the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (i) the date 45 days from the delivery to Owner Trustee and Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of Servicer's termination or resignation hereunder, Indenture Trustee shall appoint a Successor Servicer (which may be the Indenture Trustee), and the Successor Servicer shall accept its appointment by a written assumption in form acceptable to Owner Trustee and Indenture Trustee. In the event that a Successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 8.2, Indenture Trustee without further action shall automatically be appointed the Successor Servicer and Indenture Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, Indenture Trustee shall, if it shall be unwilling or unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of consumer receivables, as the successor to Servicer under this Agreement; provided, that the appointment of any such Successor Servicer will not result in the withdrawal, qualification or reduction of the outstanding rating assigned to the Certificates or Notes by any Rating Agency.

         (b) Upon appointment, the Successor Servicer (including Indenture Trustee acting as Successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement. No Successor Servicer shall be liable for any acts or omissions of any predecessor Servicer.

         (c) A transfer of servicing hereunder shall not affect the rights and duties of the parties hereunder (including the obligations and indemnities of the predecessor Servicer pursuant

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

to Section 4.7, 7.1 or 7.2) other than those relating to the management, administration, servicing, custody or collection of the Receivables and the other rights and properties included in the Owner Trust Estate. The Successor Servicer shall, upon its appointment pursuant to Section 8.2 and as part of its duties and responsibilities under this Agreement, promptly take all action it deems necessary or appropriate so that the predecessor Servicer (in whatever capacity) is paid or reimbursed all amounts it is entitled to receive under this Agreement on each Payment Date subsequent to the date on which it is terminated as Servicer hereunder.

         SECTION 8.3. Payment of Servicing Fee. If Servicer shall be replaced, the predecessor Servicer shall be entitled to receive any accrued and unpaid Servicing Fees and any Supplemental Servicing Fees and any Outstanding Simple Interest Advances accrued and unpaid or received to the effective date of the termination of the predecessor Servicer, in each case, in accordance with
Section 4.8.

         SECTION 8.4. Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, Servicer pursuant to this
Article VIII, Owner Trustee shall give prompt written notice thereof to Certificateholders and Indenture Trustee shall give prompt written notice thereof to Noteholders.

         SECTION 8.5. Waiver of Past Defaults. The Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes of the Controlling Note Class (or the Holders of Certificates evidencing not less than a majority of the outstanding Certificate Percentage Interests, as applicable, in the case of any default which does not adversely affect Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive in writing any default by Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                            ARTICLE IX. TERMINATION.

         SECTION 9.1. Optional Purchase of All Receivables; Termination Notice.
(a) On the last day of any Collection Period immediately preceding a Determination Date as of which the then outstanding Pool Balance is 5% or less of the sum of (i) the Original Pool Balance plus (ii) each of the Funding Date Pool Balances, Servicer shall have the option to purchase the Owner Trust Estate other than the Trust Accounts, the Certificate Distribution Account and any funds or investments therein; provided that the proceeds from the exercise of such option must be at least sufficient to fully repay all accrued and unpaid interest on and principal of the Outstanding Notes. To exercise such option, Servicer shall deposit pursuant to Section 5.4 in the Collection Account an amount which, when added to the amounts on deposit in the Collection Account for such Payment Date, equals the sum of (a) the lesser of (i) the fair market value of the Receivables and (ii) the aggregate Principal Balance of the Receivables plus (b) accrued and unpaid interest on the Outstanding Notes. The Notes and the Certificates will be redeemed concurrently therewith.

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         (b)  Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder.

         (c) Notice of any termination of the Trust shall be given by Servicer to Owner Trustee, Indenture Trustee and the Rating Agencies as soon as practicable after Servicer has received notice thereof.

                      ARTICLE X. MISCELLANEOUS PROVISIONS.

         SECTION 10.1. Amendment. (a) This Agreement may be amended by Seller, Servicer, Owner Trustee and Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders:

              (i) to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that such action shall not adversely affect in any material respect the interests of any Noteholder or Certificateholder;

              (ii) (A) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause all or a portion of the Trust to be treated as, a "financial asset securitization investment trust" under the Code and (B) in connection with any such election, to modify or eliminate existing provisions set forth in this Agreement relating to the intended federal income tax treatment of the Notes or Certificates and the Trust in the absence of the election; it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied; and

              (iii) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to Owner Trustee of all or any portion of the Receivables to be recognized as a sale under generally accepted accounting principles ("GAAP") by Seller to Owner Trustee, (b) the Trust to avoid becoming a member of M&I Bank's consolidated group under GAAP or (c) M&I Bank, the Seller or any of their Affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied;

provided that any amendment entered into pursuant to this Section 10.1(a) shall not significantly change the permitted activities of the Trust.

         (b) This Agreement may also be amended from time to time by Seller, Servicer, Owner Trustee and Indenture Trustee, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Percentage Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the

                                       35    2002-1 Sale and Servicing Agreement

Certificateholders; provided that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Percentage Interests, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders of all the outstanding Certificates of each class affected thereby.

         (c) Prior to the execution of any such amendment or consent, Servicer shall furnish written notification of the substance of such amendment or consent to each Rating Agency. Promptly after the execution of any such amendment or consent, Servicer shall furnish written notification of the substance of such amendment or consent to each Noteholder and Certificateholder.

         (d) It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section 10.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         (e) Prior to the execution of any amendment to this Agreement, Owner Trustee and Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied has been delivered. Owner Trustee and Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects Owner Trustee's or Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

         SECTION 10.2. Protection of Title to Trust Property. (a) Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of Owner Trustee and the interests of Indenture Trustee in the Receivables and the proceeds thereof. Seller shall deliver (or cause to be delivered) to Owner Trustee and Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Neither Seller nor Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-507 of the UCC, unless it shall have given Owner Trustee and Indenture Trustee at least thirty days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

         (c) Each of Seller and Servicer shall have an obligation to give Owner Trustee and Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing

                                       36    2002-1 Sale and Servicing Agreement
statement. Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

         (d) Servicer shall maintain (or shall cause its subservicer to maintain) accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (e) Servicer shall maintain (or shall cause its subservicer to maintain) its computer systems so that, from and after the time of sale under this Agreement of the Receivables, Servicer's and its subservicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of Owner Trustee and Indenture Trustee in such Receivable and that such Receivable is owned by Owner Trustee and has been pledged to Indenture Trustee pursuant to the Indenture. Indication of Owner Trustee's and Indenture Trustee's interest in a Receivable shall be deleted from or modified on Servicer's and its subservicer's computer systems when, and only when, the related Receivable shall have been paid in full or purchased by Servicer.

         (f) If at any time Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by Owner Trustee and has been pledged to Indenture Trustee.

         (g) Servicer, upon receipt of reasonable prior notice, shall permit Indenture Trustee, Owner Trustee and their respective agents at any time during normal business hours to inspect, audit and make copies of and abstracts from Servicer's and its subservicer's records regarding any Receivable.

         (h) Upon request at any time Owner Trustee or Indenture Trustee shall have reasonable grounds to believe that such request is necessary in connection with the performance of its duties under this Agreement or any of the Basic Documents, Servicer shall furnish to Owner Trustee or to Indenture Trustee, within thirty Business Days, a list of all Receivables (by contract number and name of Obligor) then owned by Owner Trustee, together with a reconciliation of such list to the Schedule of Receivables and to each of Servicer's Reports furnished before such request indicating removal of Receivables from Owner Trustee.

         SECTION 10.3. Notices. All demands, notices and communications upon or to Seller, Servicer, Owner Trustee, Indenture Trustee or the Rating Agencies under this Agreement shall be sent by telecopy or by any other means acceptable to the parties hereto or be in writing, personally delivered, sent by overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of Seller, to M&I Dealer Auto Securitization, LLC, 777 North Water Street, Milwaukee, Wisconsin 53202,

                                       37    2002-1 Sale and Servicing Agreement

Attention: Douglas D. Howe, (b) in the case of Servicer, to M&I Marshall & Ilsley Bank, 770 North Water Street, Milwaukee NW5, Wisconsin 53202, Attention:
Douglas D. Howe (c) in the case of Owner Trustee, at the Corporate Trust Office with a copy to The Bank of New York, 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust - ABS Group, fax no. (212) 815-2993, (d) in the case of Indenture Trustee, at the Corporate Trust Office, (e) in the case of Moody's, to Moody's Investors Service, Inc., to 99 Church Street, New York, New York 10007, Attention of Asset Backed Securities Group, and (f) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041-0003, Attention of Asset Backed Surveillance Department. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Person as shown in the Note Register or the Certificate Register, as applicable. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder or Certificateholder shall receive such notice.

         SECTION 10.4. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 4.1, 6.4 and 7.3 and as provided in the provisions of this Agreement concerning the resignation of Servicer, this Agreement may not be assigned by Seller or Servicer without the prior written consent of the Owner Trustee, Indenture Trustee, the Noteholders evidencing not less than 66 2/3% of the Outstanding Amount of the Notes and the Certificateholders evidencing not less than 66 2/3% of the outstanding Certificate Percentage Interests.

         SECTION 10.5. Litigation and Indemnities. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to Section 7.2, such Person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. The Indemnifying Person shall not be liable for any settlement of any claim or proceeding effected without written consent, but if settled with such consent of if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         SECTION 10.6. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of Seller, Bank One (as agent on behalf of PREFCO), Northwoods, Servicer, Owner Trustee (individually and in its capacity as such) and Indenture Trustee (not individually but solely in its capacity as Indenture Trustee) and for the benefit of the Certificateholders and the Noteholders, as third-party beneficiaries, and nothing in this

                                       38    2002-1 Sale and Servicing Agreement

Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 10.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not create or render unenforceable such provision in any other jurisdiction.

         SECTION 10.8. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 10.9. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 10.10. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 10.11. Assignment to Indenture Trustee. Seller hereby acknowledges and consents to any pledge, assignment and grant of a security interest by Owner Trustee to Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of Owner Trustee in, to and under the Receivables and/or the assignment of any or all of Owner Trustee's rights and obligations hereunder to Indenture Trustee.

         SECTION 10.12. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, Owner Trustee, Indenture Trustee, Servicer and Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust or the Seller, acquiesce, petition or otherwise invoke or cause Owner Trustee to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust or the Seller under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust or the Seller. This
Section 10.2 shall survive the termination of this Agreement.

         SECTION 10.13. Limitation of Liability. (a) It is expressly understood and agreed by and between the parties hereto (i) that this Agreement is executed and delivered by The Bank of New York (Delaware), not in its individual capacity but solely as Owner Trustee under the Trust Agreement dated as of October 10, 2002 between M&I Dealer Auto Securitization, LLC and M&I Marshall & Ilsley Bank (the "Trust Agreement") in the exercise of the power and authority conferred and vested in it as such Owner Trustee, (ii) each of the representations, undertakings

                                       39    2002-1 Sale and Servicing Agreement
and agreements made herein by the Owner Trustee are not personal representations, undertaking and agreements of The Bank of New York (Delaware), but are binding only on the Trust Estate created pursuant to the Trust Agreement, (iii) nothing contained herein shall be construed as creating any liability on The Bank of New York (Delaware), individually or personally, to perform any covenant of the Owner Trustee either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under any such party, and (iv) under no circumstances shall The Bank of New York (Delaware) be personally liable for the payment of any indebtedness or expense of the Owner Trustee or be liable for the reach of failure of any obligations, representation, warranty or covenant made or undertaken by the Owner Trustee under this Agreement.

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by Bank One, National Association, not in its individual capacity but solely as Indenture Trustee, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of Owner Trustee hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of Owner Trustee. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Indenture.

         SECTION 10.14. Further Assurances. Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by Owner Trustee or Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

         SECTION 10.15. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Owner Trustee, Indenture Trustee, the Noteholders or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                                       40    2002-1 Sale and Servicing Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                    THE BANK OF NEW YORK (DELAWARE), not in its individual capacity but solely as owner trustee of M&I Auto Loan Trust 2002-1

                                    By: /s/ William T. Lewis
                                       -----------------------------------------
                                    Name: William T. Lewis
                                    Title: Senior Vice President

                                      S-1    2002-1 Sale and Servicing Agreement

                                   M&I DEALER AUTO SECURITIZATION, LLC,

                                          /s/ Donald H. Wilson
                                   By: -----------------------------------------
                                   Name:  Donald H. Wilson
                                   Title: President


                                      S-2    2002-1 Sale and Servicing Agreement

                                   M&I MARSHALL & ILSLEY BANK, Servicer,

                                          /s/ Donald H. Wilson
                                   By: -----------------------------------------
                                   Name:  Donald H. Wilson
                                   Title: Senior Vice President

                                      S-3    2002-1 Sale and Servicing Agreement

Acknowledged and Agreed to:

Bank One, National Association,
not in its individual capacity
but solely as Indenture Trustee,

      /s/ Steven E. Charles
By: ---------------------------------
Name:  Steven E. Charles
Title: Vice President

                                      S-4    2002-1 Sale and Servicing Agreement

                                                                      SCHEDULE A

                             SCHEDULE OF RECEIVABLES

                    [On File with M&I Marshall & Ilsley Bank]




                               Schedule A-1  2002-1 Sale and Servicing Agreement

                                                                      SCHEDULE B

                          Location of Receivables Files

The Receivables sold by M&I Marshall & Ilsley Bank, M&I Northwoods III LLC and Preferred Receivables Funding Corporation to Seller and sold by Seller to Owner Trustee are located at the offices of M&I Marshall & Ilsley Bank listed below:

                               401 Executive Drive
                           Milwaukee, Wisconsin 53008


                               Schedule B-1  2002-1 Sale and Servicing Agreement

                                                                      SCHEDULE C

              PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

         In addition to the representations, warranties and covenants contained in the Sale and Servicing Agreement, the Servicer hereby represents, warrants, and covenants to the Seller and the Owner Trustee as to itself as follows on the Closing Date and on each Funding Date and on each Payment Date thereafter:

         1. The Sale and Servicing Agreement creates a valid and continuing security interest (as defined in UCC Section 9-102) in the Receivables in favor of the Owner Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Seller.

         2. The Receivables constitute "tangible chattel paper" within the meaning of UCC Section 9-102.

         3. M&I Bank has taken all steps necessary to perfect its security interest against the Obligor in the property securing the Receivables that constitute chattel paper.

         4. The Seller owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person, excepting only Liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a Lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

         5. The Servicer has caused or will have caused, within ten days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from M&I Bank, M&I Northwoods III LLC and Bank One, National Association (as agent on behalf of Preferred Receivables Funding Corporation) ("Bank One") to the Seller, the transfer and sale of the Receivables from the Seller to the Owner Trustee, and the security interest in the Receivables granted to the Indenture Trustee hereunder.

         6. With respect to Receivables that constitute tangible chattel paper, such tangible chattel paper is in the possession of the Custodian and the Indenture Trustee has received a written acknowledgment from the Custodian that the Custodian is holding such tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee.

         7. The Servicer has not authorized the filing of, or is aware of any financing statements against Bank One (as agent on behalf of PREFCO), M&I Bank, the Seller or the Servicer that include a description of collateral covering the Receivables, the Trust Estate and proceeds related thereto other than any financing statement (i) relating to the sale of Receivables

                               Schedule C-1  2002-1 Sale and Servicing Agreement
by M&I Bank and Bank One (as agent on behalf of PREFCO) to the Seller under the Purchase Agreement, (ii) relating to the sale of Receivables by the Seller to the Owner Trustee under the Sale and Servicing Agreement, (iii) relating to the security interest granted to the Indenture Trustee hereunder, or (iv) that has been terminated.

         8. The Servicer is not aware of any judgment, ERISA or tax Lien filings against either Bank One (as agent on behalf of PREFCO), M&I Northwoods III LLC, M&I Bank, the Seller or the Servicer.

         9. None of the tangible chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

         10. Survival of Perfection Representations. Notwithstanding any other provision of the Purchase Agreement, the Sale and Servicing Agreement, the Indenture or any other Basic Document, the Perfection Representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any replacement of the Servicer or termination of Servicer's rights to act as such) until such time as all obligations under the Purchase Agreement, Sale and Servicing Agreement and the Indenture have been finally and fully paid and performed.

         11. No Waiver. The parties hereto: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes, waive any of the Perfection Representations; (ii) shall provide the Ratings Agencies with prompt written notice of any breach of the Perfection Representations, and shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.

                               Schedule C-2  2002-1 Sale and Servicing Agreement

                                                                       EXHIBIT A

                            Form of Servicer's Report


                                Exhibit A-1  2002-1 Sale and Servicing Agreement

M&I Auto Loan Trust 2002-1
    Monthly Servicing Report

           Distribution Date:                                       Closing Date
Collection Period Begin Date:                        Previous Distribution Date:
  Collection Period End Date:                     Previous Collection Period End
                                                                           Date:

-----------------------------------------------------------------------------------------------------------------------------------
A. Initial Bond Characteristics                   Cutoff            Coupon        Accrual       Legal Final Maturity     CUSIP
                                                  Balance                         Calendar
-----------------------------------------------------------------------------------------------------------------------------------
i.                Class A-1 Notes                                      %         Actual/360
ii.               Class A-2 Notes                                      %           30/360

iii.              Class A-3 Notes                                      %           30/360

iv.               Class A-4 Notes                                      %           30/360

v.                Class B Notes                                        %           30/360
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
B. Bond Balances                             Balance as of            % of Original Balance     Unpaid Interest   Unpaid Interest
-----------------------------------------------------------------------------------------------------------------------------------
                                         [Date]         [Date]       [Date]           [Date]         [Date]            [Date]
i.                Class A-1 Notes                                               %
ii.               Class A-2 Notes                                               %
iii.              Class A-3 Notes                                               %
iv.               Class A-4 Notes                                               %
v.                Class B Notes                                                 %
-----------------------------------------------------------------------------------------------------------------------------------

                                Exhibit A-2  2002-1 Sale and Servicing Agreement

M&I Auto Loan Trust 2002-1
    Monthly Servicing Report

           Distribution Date:                                       Closing Date
Collection Period Begin Date:                        Previous Distribution Date:
  Collection Period End Date:                     Previous Collection Period End
                                                                           Date:

---------------------------------------------------------------------------------------------------------------------------
C. Reserve Account

---------------------------------------------------------------------------------------------------------------------------
i.       Initial Reserve Deposit
ii.      Beginning of Period Reserve Balance
iii.     Specified Reserve Account Percent                                     % of Initial Pool Balance
iv.      Specified Reserve Account Floor
v.       Specified Reserve Account Balance
vi.      Reserve Account Release
vii.     Reserve Account Draws
viii.    Reserve Account Deposits
ix.      End of Period Reserve Balance
x.       Outstanding Simple Interest Advances
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
D. Pre-Funding Account

---------------------------------------------------------------------------------------
i.       Pre-Funding Amount                                %
ii.      Pre-Funding transfer amount
iii.     Pre-Funding Account balance
iv.      Investment earnings and income on funds on
         deposit in the Pre-Funding Account during the
         Collection Period.
---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
E. Servicing

---------------------------------------------------------------------------------------
i.       Servicing Fee Percentage                          %
ii.      Beginning of Period Shortfall
iii.     End of Period Servicing Shortfall
---------------------------------------------------------------------------------------

                                Exhibit A-3  2002-1 Sale and Servicing Agreement

M&I Auto Loan Trust 2002-1
  Monthly Servicing Report


           Distribution Date:                                       Closing Date
Collection Period Begin Date:                        Previous Distribution Date:
  Collection Period End Date:                     Previous Collection Period End
                                                                           Date:

------------------------------------------------------------------------------------------------------------------------------------
F. Portfolio Characteristics                      Initial Balance            Balance as of       Percentage of Original as of
------------------------------------------------------------------------------------------------------------------------------------
                                                [Date]              [Date]           [Date]      [Date]                  [Date]
i.        Principal Balance                                                                                         %
ii.       Number of Contracts                                                                                       %
iii.      Weighted Average Coupon (WAC)                           %                %
iv.       Weighted Average Original Term
v.        Weighted Average Remaining Term
vi.       Weighted Average Seasoning
--------- --------------------------------------------------------------------------------------------------------------------------

                               Exhibit A-4   2002-1 Sale and Servicing Agreement

M&I Auto Loan Trust 2002-1
  Monthly Servicing Report


           Distribution Date:                                       Closing Date
Collection Period Begin Date:                        Previous Distribution Date:
  Collection Period End Date:                     Previous Collection Period End
                                                                           Date:

------------------------------------------------------------------------------------------------------------------------------------
G. Portfolio Performance             # of Contracts    % of Number of Contracts      Principal Balance      % of Principal Balance
------------------------------------------------------------------------------------------------------------------------------------
                                [Date]       [Date]   [Date]       [Date]        [Date]        [Date]     [Date]       [Date]
i.    30-59 Days Delinquent                                   %                                                   %
ii.   60-89 Days Delinquent                                   %                                                   %
iii.  90-119 Days Delinquent                                  %                                                   %
iv.   120+ Days Delinquent                                    %                                                   %
v.    Repo in Inventory
        (Charged-off)                                         %                                                   %
vi.   Repo in Inventory (Not
        Charged-Off)                                          %                                                   %
vii.  Gross Charge-Offs in
        Period                                                %                                                   %
------------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
H. Portfolio Charge-Offs                                   $                       % of Original Balance
---------------------------------------------------------------------------------------------------------------------
                                              [Date]         [Date]       [Date]                      [Date]
i.          Gross Charge-Offs in Period                                                  %
ii.         Cumulative Gross Charge-Offs                                                 %
iii.        Net Losses in Period                                                         %
iv.         Cumulative Net Losses                                                        %
---------------------------------------------------------------------------------------------------------------------

                               Exhibit A-5   2002-1 Sale and Servicing Agreement

   M&I Auto Loan Trust 2002-1
     Monthly Servicing Report

           Distribution Date:                                       Closing Date
Collection Period Begin Date:                        Previous Distribution Date:
  Collection Period End Date:                     Previous Collection Period End
                                                                           Date:

------------------------------------------------------
I. Pool Collections

------------------------------------------------------
i.       Borrower Interest Collections
ii.      Borrower Principal Collections
iii.     Net Liquidation Proceeds
iv.      Recoveries
v.       Repurchase Amounts (Interest)
vi.      Repurchase Amounts (Principal)
vii.     Total Interest Collections
viii.    Total Principal Collections
------------------------------------------------------


------------------------------------------------------
J. Pool Balance Reconciliation

------------------------------------------------------
i.        Beginning Pool Balance
ii.       Principal Collections
iii.      Gross Charge-Offs in Period
iv.       Ending Pool Balance
------------------------------------------------------


--------------------------------------------------------------------------------
K. Total Available

--------------------------------------------------------------------------------
i.        Total Pool Collections
ii.          Reserve Account Balance
iii.         Specified Reserve Account Amount
iv.       Reserve Account Release
v.        Collected Funds
--------------------------------------------------------------------------------

                          Exhibit A-6        2002-1 Sale and Servicing Agreement

   M&I Auto Loan Trust 2002-1
     Monthly Servicing Report

           Distribution Date:                                       Closing Date
Collection Period Begin Date:                        Previous Distribution Date:
  Collection Period End Date:                     Previous Collection Period End
                                                                           Date:

------------------------------------------------------------------------------------------------------------------------------------
L. Waterfall                                        Calculation   Amount Due      Amount        Reserve     Reserve     Amount Paid
                                                       Steps                     Available      Balance   Account Draw
                                                                             for Distribution
------------------------------------------------------------------------------------------------------------------------------------
             Servicing Fee
             Previous Servicing Fee Shortfall
i.       Total Servicing Fee
ii.      Class A Notes Interest Distribution
             Class A Notes Balance
             Pool Balance
iii.     Class B Notes Interest Distribution
             Class A and B Notes Balance
             Pool Balance
iv.      Principal Distribution
v.       Reserve Fund Deposit
             Outstanding Money Market Securities
             Notes and Certificate Balances
             Specified Reserve Account Amount
             Target Securities Balance
vi.      Release to Seller
------------------------------------------------------------------------------------------------------------------------------------

                         Exhibit A-7         2002-1 Sale and Servicing Agreement

   M&I Auto Loan Trust 2002-1
     Monthly Servicing Report

           Distribution Date:                                   Closing Date
Collection Period Begin Date:                    Previous Distribution Date:
  Collection Period End Date:                 Previous Collection Period End
                                                                       Date:

-----------------------------------------------------------------------------------------------------------------------------
M. Bond Interest Distributions      Coupon     Number of    Current      Previous      Accrued Interest on     Total Bond
                                                Days in     Interest     Interest      Interest Shortfall     Interest Due
                                                Period                   Shortfall
-----------------------------------------------------------------------------------------------------------------------------
Total Class A Notes                                                                -
Class A-1 Notes                           %                                        -
Class A-2 Notes                           %                                        -
Class A-3 Notes                           %                                        -
Class A-4 Notes                           %                                        -
Class B Notes                             %                                        -
-----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------
M. Bond Interest Distributions       Total Bond      Interest
                                    Interest Paid    Shortfall

----------------------------------------------------------------
Total Class A Notes
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes
----------------------------------------------------------------

-----------------------------------------------------------------------
N. Bond Principal Distributions

-----------------------------------------------------------------------
Principal Distribution
Total Principal Distribution

Class A-1 Notes Principal Distribution
Class A-2 Notes Principal Distribution
Class A-3 Notes Principal Distribution
Class A-4 Notes Principal Distribution
Class B Notes Principal Distribution
-----------------------------------------------------------------------

                              Exhibit A-8    2002-1 Sale and Servicing Agreement

                                                                       EXHIBIT B

                   Form of Funding Date Officer's Certificate

     I, Donald H. Wilson, Senior Vice President of M&I Marshall & Ilsley Bank, a banking corporation organized under the laws of the State of Wisconsin (the "Corporation"), as Servicer pursuant to the Sale and Servicing Agreement, dated as of October 10, 2002, among the Corporation, The Bank of New York (Delaware), not in its individual capacity but solely as owner trustee of M&I Auto Loan Trust 2002-1 (the "Owner Trustee"), M&I Dealer Auto Securitization, LLC, a Delaware limited liability company, as seller, and Bank One, National Association, a national banking association, as indenture trustee (the "Indenture Trustee") hereby certify that the Funding Date shall be [______] (which [is][is not] the final Funding Date, the Subsequent Cutoff Date shall be [______]) and that as of the date hereof no Event of Servicing Termination has occurred and is continuing under the Sale and Servicing Agreement and no Event of Default has occurred and is continuing under the Indenture.

     Unless otherwise indicated, all capitalized terms used herein have the meanings assigned to them in Appendix X to the Sale and Servicing Agreement.

     In addition to the above, I also certify as to the following as of the Funding Date:

     (a) Characteristics of Subsequent Receivables. The Subsequent Receivable has been fully and properly executed by the parties thereto and (i) has been originated by a Dealer in the ordinary course of such Dealer's business to finance the retail sale by a Dealer of the related Financed Vehicle and has been purchased by M&I Bank, Dealer Finance or their predecessors in interest in the ordinary course of their business, (ii) was underwritten in accordance with M&I Bank's underwriting standards, (iii) is secured by a valid, subsisting, binding and enforceable first priority perfected security interest in favor of Dealer Finance or M&I Bank in the Financed Vehicle (subject to administrative delays and clerical errors on the part of the applicable government agency and to any statutory or other Lien arising by operation of law after the Funding Date which is prior to such security interest), which security interest is assignable together with such Subsequent Receivable, and has been so assigned to Seller, and subsequently assigned to Owner Trustee pursuant to the Sale and Servicing Agreement, and pledged to Indenture Trustee pursuant to the Indenture, (iv) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (v) provided, at origination, for level monthly payments (provided that the amount of the first or last payment may be minimally different), which fully amortize the Initial Principal Balance over the original term, (vi) provides for interest at the Contract Rate specified in the Schedule of Receivables delivered on the Funding Date, (vii) was originated in the United States and (viii) constitutes "chattel paper" as defined in the UCC.

     (b) Individual Characteristics. The Subsequent Receivables have the following individual characteristics as of the Subsequent Cutoff Date (i) each Subsequent Receivable is secured by a Motor Vehicle; (ii) each Subsequent Receivable has a Contract Rate of no less than 5.50% and not more than [_____]%;
(iii) each Subsequent Receivable had an original term to maturity of not more than 72 months and not less than 12 months and each Subsequent Receivable has a remaining term to maturity, as of the Subsequent Cutoff Date, of six months or more; (iv) each Subsequent Receivable had an Initial Principal Balance less than or equal to

                                   Exhibit B-1

$[________]; (v) each Subsequent Receivable has a Cutoff Date Principal Balance of greater than or equal to $[________]; (vi) no Subsequent Receivable has a scheduled maturity date later than September 19, 2009; (vii) no Subsequent Receivable was more than 29 days past due as of the Subsequent Cutoff Date;
(viii) no Financed Vehicle was noted in the related records of M&I Bank as being the subject of any pending bankruptcy or insolvency proceeding as of the Subsequent Cutoff Date; (ix) no Subsequent Receivable is subject to a force placed Physical Damage Insurance Policy on the related Financed Vehicle; (x) each Subsequent Receivable is a Simple Interest Receivable; and (xi) the Dealer of the Financed Vehicle has no participation in, or other right to receive, any proceeds of such Subsequent Receivable. The Subsequent Receivables were selected using selection procedures that were not intended by M&I Bank or Dealer Finance to be adverse to the Seller.

         (c) Schedule of Subsequent Receivables. The information with respect to each Receivable set forth in the Schedule of Receivables delivered on the Funding Date, including (without limitation) the account number, the Cutoff Date Principal Balance, the maturity date and the Contract Rate, was true and correct in all material respects as of the close of business on the Subsequent Cutoff Date.

         (d) Compliance with Law. The Subsequent Receivable and the sale of the related Financed Vehicle complied at the time it was originated or made, and will comply as of the Funding Date, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, to the extent applicable, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Fair Debt Collection Practices Act, Federal Reserve Board Regulations B and Z and any other consumer credit, consumer protection, equal opportunity and disclosure laws.

         (e) Binding Obligation. The Subsequent Receivable constitutes the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable in all material respects by the holder thereof in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, and the Subsequent Receivable is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury.

         (f) Lien in Force. The Subsequent Receivable has not been satisfied, subordinated or rescinded and M&I Bank or Dealer Finance has not taken any action which would have the effect of releasing the related Financed Vehicle from the Lien granted by the Subsequent Receivable in whole or in part.

         (g) No Amendment or Waiver. No material provision of the Subsequent Receivable has been amended, waived, altered or modified in any respect, except such waivers as would be permitted under the Sale and Servicing Agreement and as are reflected in the Receivable File, and no amendment, waiver, alteration or modification causes such Subsequent Receivable not to conform to the other representations or warranties contained in this Section.

         (h) No Liens. There are no Liens or claims, including Liens for work, labor, materials or unpaid state or federal taxes, relating to the Financed Vehicle securing the Subsequent

                                  Exhibit B-2

Receivable, that are or may be prior to or equal to the Lien granted by the Subsequent Receivable.

         (i) No Default. Except for payment delinquencies continuing for a period of less than 30 days as of the Subsequent Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of the Subsequent Receivable exists and no continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Subsequent Receivable has arisen.

         (j) Insurance. The Subsequent Receivable requires the Obligor to insure the Financed Vehicle under a Physical and Damage Insurance Policy, pay the premiums for such insurance and keep such insurance in full force and effect.

         (k) Good Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Subsequent Receivables from the Seller to Owner Trustee and that the beneficial interest in and title to the Subsequent Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition or insolvency proceeding by or against the Seller under any bankruptcy or insolvency law. No Subsequent Receivable has been sold, transferred, assigned, or pledged (i) by M&I Bank to any other Person other than the Seller, and (ii) by the Seller to any Person other than the Owner Trustee. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to the Subsequent Receivable free and clear of any Lien and had full right and power to transfer and assign the Subsequent Receivable to Owner Trustee and immediately upon the transfer and assignment of the Subsequent Receivable to Owner Trustee, Owner Trustee shall have good and marketable title to the Subsequent Receivable, free and clear of any Lien; and Owner Trustee's interest in the Subsequent Receivable resulting from the transfer has been perfected under the UCC. All filings (including UCC filings) necessary in any jurisdiction, to give Owner Trustee a first priority perfected ownership interest in the Subsequent Receivables, and to give Indenture Trustee a first priority perfected security interest therein, shall have been presented to Indenture Trustee for filing in the appropriate filing offices. Upon such filing by the Indenture Trustee, the Indenture Trustee will have a first priority perfected security interest in the Subsequent Receivables.

         (l) Obligations. M&I Bank has duly fulfilled all material obligations on its part to be fulfilled under, or in connection with, the Subsequent Receivable.

         (m) Possession. There is only one original executed Subsequent Receivable, and immediately prior to the Funding Date, M&I Bank or one of its Affiliates will have possession of such original executed Subsequent Receivable.

         (n) No Government Obligor. The Obligor on the Subsequent Receivable is not the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

         (o) Marking Records. By the Funding Date, M&I Bank shall have caused the portions of M&I Bank's electronic master record of Motor Vehicle Loans relating to the Subsequent

                                  Exhibit B-3

Receivables to be clearly and unambiguously marked to show that the Subsequent Receivable is owned by the Owner Trustee in accordance with the terms of this Agreement.

         (p) No Assignment. As of the Funding Date neither M&I Bank nor any of its Affiliates shall have taken any action to convey any right to any Person that would result in such Person having a right to payments received under the Insurance Policies or Dealer Agreements, or payments due under the Subsequent Receivable, that is senior to, or equal with, that of the Owner Trustee.

         (q) Lawful Assignment. The Subsequent Receivable has not been originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer or assignment of such Subsequent Receivable hereunder or pursuant to transfers of the Notes or Certificates are unlawful, void or voidable. Neither M&I Bank nor any of its Affiliates has entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of any portion of the Subsequent Receivables.

         (r) Dealer Agreements. A Dealer Agreement for each Subsequent Receivable is in effect whereby the Dealer warrants title to the Motor Vehicle and indemnifies Dealer Finance and its assigns against the unenforceability of each Subsequent Receivable sold thereunder, and the rights of Dealer Finance thereunder, with regard to the Subsequent Receivable sold hereunder, have been validly assigned to and are enforceable against the Dealer by the Seller, along with any Dealer Recourse.

         (s) Composition of Subsequent Receivable. No Subsequent Receivable has a Principal Balance which includes capitalized interest, late charges or amounts attributable to the payment of the premium for any Physical Damage Insurance Policy.

         (t) Database File. The information included with respect to each Subsequent Receivable in the database file delivered pursuant to Section 4.9(b) of the Sale and Servicing Agreement is accurate and complete in all material respects.

         (u) No Bankruptcies. No Obligor on any Subsequent Receivable was noted in the related Subsequent Receivable File as having filed for bankruptcy in a proceeding which remained undischarged as of the Subsequent Cutoff Date.

         (v)  Amounts. The Funding Date Pool Balance was $[_______________].

         (w) Aggregate Characteristics. The Subsequent Receivables had the following characteristics in the aggregate as of the Subsequent Cutoff Date: (i) approximately [_____]% of the Funding Date Pool Balance was attributable to loans for purchases of new Financed Vehicles, and approximately [_____]% of the Funding Date Pool Balance was attributable to loans for purchases of used Financed Vehicles; (ii) approximately [_____]% of the Funding Date Pool Balance was attributable to Subsequent Receivables the mailing addresses of the Obligors with respect to which are located in the State of Minnesota, [_____]% of the Funding Date Pool Balance was attributable to Subsequent Receivables the mailing addresses of the Obligors with respect to which are located in the State of Wisconsin and no other state accounts for more than 10% of the Funding Date Pool Balance; (iii) the weighted average Contract Rate of the Subsequent Receivables was [____]%; (iv) there are [______] Subsequent Receivables being

                                  Exhibit B-4
conveyed by M&I Bank to the Owner Trustee; (v) the average Cutoff Date Principal Balance of the Subsequent Receivables was $[___________]; (vi) the weighted average original term and weighted average remaining term of the Subsequent Receivables were [______] months and [______] months, respectively; and (vii) 100 % of the Subsequent Receivables (other than those Subsequent Receivables that have been paid ahead as of the Subsequent Cutoff Date) have their next scheduled payment date in either [______] or [______] of 2002.

         (x) Perfection Representations. The Perfection Representations shall be a part of this Certificate.

                                  Exhibit B-5

                                                                      APPENDIX X

                                   DEFINITIONS

         "Accrued Class A Note Interest" shall mean, with respect to any Payment Date, the sum of the Class A Noteholders' Monthly Accrued Interest for such Payment Date and the Class A Noteholders' Interest Carryover Shortfall for such Payment Date.

         "Accrued Class B Note Interest" shall mean, with respect to any Payment Date, the sum of the Class B Noteholders' Monthly Accrued Interest for such Payment Date and the Class B Noteholders' Interest Carryover Shortfall for such Payment Date.

         "Act" is defined in Section 11.3(a) of the Indenture.

         "Administration Agreement" means the Administration Agreement among M&I Marshall & Ilsley Bank, as Administrator, The Bank of New York (Delaware), not in its individual capacity but solely as owner trustee of M&I Auto Loan Trust 2002-1 and Bank One, National Association, as Indenture Trustee, dated October 10, 2002, as the same may be amended and supplemented from time to time.

         "Administration Fee" is defined in Section 4 of the Administration Agreement.

         "Administrator" means M&I Marshall & Ilsley Bank, in its capacity as administrator under the Administration Agreement, and each successor Administrator.

         "Affiliate" means, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. A Person shall not be deemed to be an Affiliate of any specified Person solely because such other Person has the contractual right or obligation to manage such specified Person or act as servicer with respect to the financial assets of such specified Person unless such other Person controls the specified Person through equity ownership or otherwise.

         "Authenticating Agent" is defined in Section 2.13 of the Indenture.

         "Authorized Officer" means, with respect to Owner Trustee, Indenture Trustee and Servicer, any officer of Owner Trustee, Indenture Trustee or Servicer, as applicable, who is authorized to act for Owner Trustee, Indenture Trustee or Servicer, as applicable, in matters relating to Owner Trustee, Indenture Trustee or Servicer and who is identified on the list of Authorized Officers delivered by each of Owner Trustee, Indenture Trustee and Servicer to Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         "Available Collections" shall mean, for any Payment Date, the sum of the following amounts with respect to the Collection Period preceding such Payment Date: (i) all funds,

                                                              2002-1 Definitions
including Liquidation Proceeds, collected with respect to the Receivables other than Defaulted Receivables; (ii) all Recoveries in respect of Defaulted Receivables (iii) all Simple Interest Advances with respect to the Receivables,
(iv) the Purchase Amount received with respect to each Receivable that became a Purchased Receivable during such Collection Period; and (v) partial prepayments of any refunded item included in the principal balance of a Receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums; provided, however, that in calculating the Available Collections the following will be excluded: (1) amounts paid to the Servicer to reimburse Outstanding Simple Interest Advances, (2) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in the Available Funds in a prior Collection Period,
(3) amounts consisting of the Supplemental Servicing Fee and (4) amounts representing reimbursement for certain Liquidation Expenses.

         "Available Funds" shall mean, for any Payment Date, the sum of (i) the Available Collections for such Payment Date, (ii) the Reserve Account Excess Amount for such Payment Date and (iii) the interest and other investment income on funds on deposit in the Pre-Funding Account.

         "Bank One" means Bank One, National Association, a national banking association (as agent on behalf of PREFCO), as a transferor under the Purchase Agreement.

         "Bank Regulatory Authorities" means the Federal Reserve Board, the Federal Deposit Insurance Corporation, Office of the Comptroller of Currency and the Wisconsin Department of Financial Institutions.

         "Basic Documents" means the Purchase Agreement, the Indenture, the Note Depository Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Administration Agreement, the Notes, the Certificates and other documents and certificates delivered in connection therewith.

         "Benefit Plan" is defined in Section 3.12 of the Trust Agreement.

         "Book-Entry Note" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

         "Business Day" means a day that is not a Saturday or a Sunday and that in the States of New York, Wisconsin and the State in which the Corporate Trust Office is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

         "Certificate" means a certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form of Exhibit A to the Trust Agreement.

         "Certificate Account Property" means the Certificate Distribution Account, all amounts and investments held from time to time therein (whether in the form of deposit account, Physical Property, book entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

                                  Appendix X-2                2002-1 Definitions

         "Certificate Distribution Account" is defined in Section 5.1 of the Trust Agreement.

         "Certificate Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement and shall initially be the Owner Trustee.

         "Certificate Percentage Interest" shall mean with respect to any Certificate, the percentage interest of ownership in the Trust represented thereby as set forth on the face thereof.

         "Certificate Register" and "Certificate Registrar" means the register mentioned and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.

         "Certificateholder" means the Person in whose name a Certificate is registered on the Certificate Register.

         "Class" shall mean a class of Notes, which may be the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes or the Class B Notes.

         "Class A Notes" shall mean, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

         "Class A Noteholders' Interest Carryover Shortfall" shall mean, with respect to any Payment Date, the excess of the Class A Noteholders' Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A Noteholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class A Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A Notes on the preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by such Class A Notes for the related Interest Period.

         "Class A Noteholders' Monthly Accrued Interest" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes at the respective Interest Rate for such Class and on the outstanding principal amount of the Notes of each such Class on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of the Notes of such Class on or prior to such preceding Payment Date.

         "Class A-1 Final Scheduled Payment Date" shall mean October 20, 2003.

         "Class A-1 Interest Rate" means 1.77% per annum. Interest with respect to the Class A-1 Notes shall be computed on the basis of actual days elapsed and a 360-day year for all purposes of the Basic Documents.

         "Class A-1 Noteholder" shall mean the Person in whose name a Class A-1
Note is registered on the Note Register.

         "Class A-1 Notes" means the Class A-1 1.77% Asset Backed Notes, substantially in the form of Exhibit A-1 to the Indenture.

                                  Appendix X-3                2002-1 Definitions

         "Class A-2 Final Scheduled Payment Date" shall mean the July 20, 2005 Payment Date.

         "Class A-2 Interest Rate" means 1.95% per annum. Interest with respect to the Class A-2 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

         "Class A-2 Noteholder" shall mean the Person in whose name a Class A-2
Note is registered on the Note Register.

         "Class A-2 Notes" means the Class A-2 1.95% Asset Backed Notes, substantially in the form of Exhibit A-2 to the Indenture.

         "Class A-3 Final Scheduled Payment Date" shall mean the October 22, 2007 Payment Date.

         "Class A-3 Interest Rate" means 2.49% per annum. Interest with respect to the Class A-3 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

         "Class A-3 Noteholder" shall mean the Person in whose name a Class A-3
Note is registered on the Note Register.

         "Class A-3 Notes" means the Class A-3 2.49% Asset Backed Notes, substantially in the form of Exhibit A-3 to the Indenture.

         "Class A-4 Final Scheduled Payment Date" shall mean the October 20, 2008 Payment Date.

         "Class A-4 Interest Rate" means 3.04% per annum. Interest with respect to the Class A-4 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

         "Class A-4 Noteholder" shall mean the Person in whose name a Class A-4
Note is registered on the Note Register.

         "Class A-4 Notes" means the Class A-4 3.04% Asset Backed Notes, substantially in the form of Exhibit A-4 to the Indenture.

         "Class B Final Scheduled Payment Date" shall mean the September 21, 2009 Payment Date.

         "Class B Noteholder" shall mean the Person in whose name a Class B Note is registered on the Note Register.

         "Class B Interest Rate" means 3.52% per annum. Interest with respect to the Class B Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

                                  Appendix X-4                2002-1 Definitions

         "Class B Noteholders' Interest Carryover Shortfall" shall mean, with respect to any Payment Date, the excess of the Class B Noteholders' Monthly Accrued Interest for the preceding Payment Date and any outstanding Class B Noteholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class B Notes on the preceding Payment Date, to the extent permitted by law, at the Class B Rate for the related Interest Period.

         "Class B Noteholders' Monthly Accrued Interest" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class B Notes at the Class B Rate on the outstanding principal amount of the Class B Notes on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of the Class B Notes on or prior to such preceding Payment Date.

         "Class B Noteholder" shall mean the Person in whose name a Class B Note is registered on the Note Register.

         "Class B Notes" means the Class B 3.52% Asset Backed Notes, substantially in the form of Exhibit B to the Indenture.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means October 10, 2002.

         "Code" means the Internal Revenue Code of 1986 and Treasury Regulations promulgated thereunder.

         "Collateral" is defined in the Granting Clause of the Indenture.

         "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Sale and Servicing Agreement.

         "Collection Period" means, (a) in the case of the initial Collection Period, the period from but not including the Initial Cutoff Date to and including October 31, 2002 and (b) thereafter, each calendar month during the term of the Sale and Servicing Agreement. With respect to any Determination Date, Deposit Date or Payment Date, the "related Collection Period" means the Collection Period preceding the month in which such Determination Date, Deposit Date or Payment Date occurs.

         "Collections" means all collections on the Receivables and any proceeds from Insurance Policies.
                                 Appendix X-5                 2002-1 Definitions

         "Commission" means the Securities and Exchange Commission.

         "Contract Rate" means, with respect to a Receivable, the rate per annum of interest charged on the outstanding principal balance of such Receivable.

         "Controlling Note Class" shall mean, with respect to any Notes Outstanding, the Class A Notes (voting together as a single class) as long as any Class A Notes are Outstanding, and thereafter the Class B Notes as long as any Class B Notes are Outstanding (excluding Notes held by M&I Bank, the Servicer or their Affiliates).

         "Corporate Trust Office" means:

                  (a) as used in the Indenture, or otherwise with respect to Indenture Trustee, the principal office of Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of the Indenture is located at 1 Bank One Plaza, Mail Code IL1-0481, Chicago, Illinois 60670-0481, Attention: Global Corporate Trust Services Division or at such other address as Indenture Trustee may designate from time to time by notice to the Noteholders, Servicer and Trust, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Owner Trustee); and

                  (b) as used in the Trust Agreement, or otherwise with respect to Owner Trustee, the principal corporate trust office of Owner Trustee located at White Clay Center, Route 273, Newark, Delaware 19711,
         Attention: Kris Gullo; or at such other address as Owner Trustee may designate by notice to the Certificateholders and Seller, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Certificateholders and Seller).

         "Custodian" means Servicer in its capacity as agent of the Trust, as custodian of the Receivable Files.

         "Cutoff Date" means, the Initial Cutoff Date and the Subsequent Cutoff Date, as applicable.

         "Cutoff Date Principal Balance" means, with respect to any Receivable, the Initial Principal Balance of such Receivable minus the sum of the portion of all payments received under such Receivable from or on behalf of the related Obligor on or prior to the Cutoff Date and allocable to principal in accordance with the terms of such Receivable.

         "Dealer" means, with respect to any Receivable, the seller of the related Financed Vehicle.

         "Dealer Agreement" means an agreement between Dealer Finance and a Dealer pursuant to which Dealer Finance acquires Motor Vehicle Loans from the Dealer or gives such Dealer the right to induce persons to apply to Dealer Finance for loans in connection with the retail sale of Motor Vehicles by such Dealer.

                                  Appendix X-6                2002-1 Definitions

         "Dealer Finance" means M&I Dealer Finance, Inc., a Wisconsin corporation.

         "Dealer Recourse" means, with respect to any Dealer, any rights and remedies against such Dealer under the related Dealer Agreement (other than with respect to any breach of representation or warranty thereunder) with respect to credit losses on a Receivable secured by a Financed Vehicle sold by such Dealer.

         "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "Defaulted Receivable" means, with respect to any Collection Period, a Receivable (other than a Purchased Receivable) which Servicer has determined to charge off during such Collection Period in accordance with its customary servicing practices (and, in no event later than 150 days after a Receivable shall have become delinquent).

         "Definitive Notes" is defined in Section 2.1 of the Indenture.

         "Delivery" when used with respect to Trust Account Property means:

                  (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" as defined in Section 9-102(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a "certificated security" (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian to the Indenture Trustee or its nominee or custodian, or to another person, other than a "securities intermediary" (as defined in Section 8-102(14) of the UCC), who acquires possession of the certificated security on behalf of the Indenture Trustee or its nominee or custodian or, having previously acquired possession of the certificate, acknowledges that it holds for the Indenture Trustee or its nominee or custodian or (ii) by delivery thereof to a "securities intermediary", endorsed to the Indenture Trustee or its nominee or custodian, and the making by such "securities intermediary" of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such "securities intermediary" of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (iii) by delivery thereof to a "clearing corporation" (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                                  Appendix X-7                2002-1 Definitions

                  (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                  (c) with respect to any item of Trust Account Property that is an uncertificated security (as defined in Section 8-102(18) of the UCC) and that is not governed by clause (b) above, (i) registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian, or (ii) registration on the books and records of the issuer thereof in the name of another person, other than a securities intermediary, who acknowledges that is holds such uncertificated security for the benefit of the Indenture Trustee or its nominee or custodian.

         "Deposit Date" means, with respect to any Collection Period, two Business Days preceding the related Payment Date.

         "Determination Date" means with respect to any Collection Period, the Business Day preceding the related Payment Date by two Business Days.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution acting in its fiduciary capacity organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Any such trust account may be maintained with the Owner Trustee, Indenture Trustee or any of their respective Affiliates and any such trust account (other than the Reserve Account and the Pre-Funding Account) may be maintained with M&I Marshall & Ilsley Bank, or any of its

                                  Appendix X-8                2002-1 Definitions

Affiliates, if such accounts meet the requirements described in clause (b) of the preceding sentence.

         "Eligible Institution" means a depository institution (which may be Servicer, Owner Trustee or Indenture Trustee, or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (a) which has (i) either a long-term senior unsecured debt rating of AA- or a short-term senior unsecured debt or certificate of deposit rating of A-1 or better by Standard & Poor's and (ii)(A) a short-term senior unsecured debt rating of A-l or better by Standard & Poor's and (B) a short-term senior unsecured debt rating of P-1 or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (b) whose deposits are insured by the Federal Deposit Insurance Corporation. If so qualified, Servicer, any Affiliate of Servicer, Owner Trustee or Indenture Trustee may be considered an Eligible Institution.

         "Eligible Investments" shall mean any one or more of the following types of investments:

                  (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution (including any Affiliate of Seller, Servicer, Indenture Trustee or Owner Trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment
         Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1 and from Moody's of P-1;

                  (c) commercial paper (including commercial paper of any Seller, Servicer and the Indenture Trustee, Owner Trustee or any of their Affiliates) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1 and from Moody's of P-1;

                  (d) investments in money market funds (including funds for which Indenture Trustee or Owner Trustee or any of their respective Affiliates or any of Seller's Affiliates is investment manager or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa;

                                  Appendix X-9                2002-1 Definitions

                  (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                  (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and

                  (g) any other investment with respect to which each Rating Agency has provided written notice that such investment would not cause such Rating Agency to downgrade, qualify or withdraw its then current rating of any class of Notes.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" is defined in Section 5.1 of the Indenture.

         "Excess Interest" means, for any Payment Date, (a) the sum of funds available to pay interest on any Payment Date over (b) the amount necessary to pay Servicing Fees and to make interest payments on the Notes.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any limited liability company or partnership, a similar official with respect to any direct or indirect member or general partner thereof.

         "Final Scheduled Payment Date," for each Class of Notes, means the respective Class A-1 Final Scheduled Payment Date, Class A-2 Final Scheduled Payment Date, Class A-3 Final Scheduled Payment Date, Class A-4 Final Scheduled Payment Date and Class B Final Scheduled Payment Date or, if such date is not a Business Day, the next succeeding Business Day.

         "Financed Vehicle" means a new or used automobile or light duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

         "Funding Date" means each date (not more than once per week) after the Closing Date on which Subsequent Receivables are purchased by the Trust.

         "Funding Date Pool Balance" means the Pool Balance of the Subsequent Receivables transferred on a Funding Date as of each related Subsequent Cutoff Date.

         "GAAP" is defined in Section 10.1 of the Sale and Servicing Agreement.

         "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a Lien upon and a security interest in and right of set-off

                                  Appendix X-10               2002-1 Definitions
against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb "to Grant" shall have correlative meanings.

         "Holder" means, as the context may require, a Certificateholder or a Noteholder or both.

         "Indemnified Parties" is defined in Section 8.2 of the Trust Agreement.

         "Indenture" means the Indenture dated as of October 10, 2002, among M&I Bank, Owner Trustee and Indenture Trustee, as the same may be amended and supplemented from time to time.

         "Indenture Trustee" means Bank One, National Association, not in its individual capacity but as indenture trustee under the Indenture, or any successor trustee under the Indenture.

         "Independent" means, when used with respect to any specified Person, that the person (a) is in fact independent of Owner Trustee, any other obligor upon the Notes, Sellers and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest (other than less than 5% of the outstanding amount of any publicly traded security) in Owner Trustee, any such other obligor, Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with Owner Trustee, any such other obligor, Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

         "Independent Certificate" means a certificate or opinion to be delivered to Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Administrator in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

         "Initial Cutoff Date" means, with respect to the Receivables transferred on the Closing Date, October 4, 2002.

         "Initial Pre-Funding Deposit" is defined in Section 5.3(b) of the Sale and Servicing Agreement.

         "Initial Principal Balance" means, in respect of a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and related costs, including accessories, service and warranty contracts, insurance premiums, other items customarily financed as part of retail motor vehicle loans and/or retail installment sales contracts

                                  Appendix X-11               2002-1 Definitions
and other fees charged by M&I Marshall & Ilsley Bank, its Affiliates or the applicable Dealer and included in the amount to be financed, the total of which is shown as the initial principal balance in the note and security agreement or retail installment sale contract evidencing and securing such Receivable.

         "Initial Purchase Price" is defined in Section 2.3 of the Purchase Agreement.

         "Initial Purchased Assets" is defined in Section 2.1 of the Purchase Agreement.

         "Initial Reserve Account Deposit" is defined in Section 5.8(b) of the Sale and Servicing Agreement.

         "Initial Reserve Account Deposit Amount" means an amount equal to $2,163,852.42 which is (i) 0.50% of the aggregate Principal Balance of the Receivables as of the Initial Cutoff Date plus (ii) $267,452.00 which is the amount expected to cover the negative arbitrage with respect to funds deposited in the Pre-Funding Account after the Closing Date.

         "Initial Trust Property" is defined in Section 2.1 of the Sale and Servicing Agreement.

         "Insolvency Event" means, for a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver (including any receiver appointed under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended), liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         "Insurance Policies" means, all credit life and disability insurance policies maintained by the Obligors and all Physical Damage Insurance Policies.

         "Interest Distribution Account" shall mean the administrative subaccount of the Note Distribution Account established and maintained as such pursuant to Section 5.1 of the Sale and Servicing Agreement.

         "Interest Period" shall mean, with respect to any Payment Date (i) with respect to the Class A-1 Notes from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date on which interest has been paid to but excluding the following Payment Date and
(ii) with respect to each Class of Notes other than the Class A-1 Notes from and including the Closing Date (in the case of the first Payment Date) or

                                  Appendix X-12               2002-1 Definitions
from and including the twentieth day of the calendar month preceding each Payment Date to but excluding the twentieth day of the following calendar month.

         "Interest Rate" means, with respect to the (a) Class A-1 Notes, the Class A-1 Interest Rate, (b) Class A-2 Notes, the Class A-2 Interest Rate, (c) Class A-3 Notes, the Class A-3 Interest Rate, (d) Class A-4 Notes, the Class A-4 Interest Rate and (e) Class B Notes, the Class B Interest Rate.

         "IRS" shall mean the Internal Revenue Service.

         "Issuer Order" and "Issuer Request" means a written order or request signed in the name of Owner Trustee by any one of its Authorized Officers and delivered to Indenture Trustee.

         "Lien" means a security interest, lien, charge, pledge, preference, participation interest or encumbrance of any kind, other than liens for taxes not yet due and payable, mechanics' or materialmen's liens and other liens for work, labor or materials, and any other liens that may attach by operation of law.

         "Liquidation Proceeds" means, with respect to any Receivable that is not a Defaulted Receivable, (a) insurance proceeds received by Servicer with respect to the Insurance Policies, (b) amounts received by Servicer in connection with such Receivable pursuant to the exercise of rights under that Receivable and (c) the monies collected by Servicer (from whatever source, including proceeds of a sale of a Financed Vehicle or as a result of any Dealer Recourse) on such Receivable net of any expenses incurred by Servicer in connection therewith and any payments required by law to be remitted to the Obligor.

         "M&I Bank" means M&I Marshall & Ilsley Bank, a banking corporation organized under the laws of the State of Wisconsin.

         "Moody's" means Moody's Investors Service, Inc., or its successor.

         "Motor Vehicle" means a new or used automobile or light duty truck.

         "Motor Vehicle Loan" means retail installment sales contract secured by a Motor Vehicle originated by a Dealer and purchased by M&I Marshall & Ilsley Bank or its Affiliates.

         "Northwoods" means M&I Northwoods III LLC, a Delaware limited liability company, as a transferor under the Purchase Agreement.

         "Note" means a Class A Note or Class B Note.

         "Note Distribution Account" means the account designated as such, established and maintained as such pursuant to Section 5.1 of the Sale and Servicing Agreement.

         "Note Depository Agreement" means the letter of representations among the Owner Trustee, the Note Paying Agent and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Notes, as the same may be amended or supplemented from time to time.

                                  Appendix X-13               2002-1 Definitions

         "Note Owner" means, with respect to a Book-Entry Note, the person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Note Paying Agent" shall mean the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Owner Trustee to make payments to and distributions from the Trust Accounts, including payment of principal of or interest on the Notes on behalf of the Trust.

         "Note Pool Factor" for each class of Notes as of the close of business on a Payment Date means a seven-digit decimal figure equal to the outstanding principal balance of such class of Notes divided by the original outstanding principal balance of such class of Notes. The Note Pool Factor for each class of Notes will be 1.0000000 as of the Cutoff Date; thereafter, the Note Pool Factor for each class of Notes will decline to reflect reductions in the outstanding principal balance of such class of Notes.

         "Noteholder" means the Person in whose name a Note is registered on the Note Register.

         "Note Register" and "Note Registrar" are defined in Section 2.4 of the Indenture.

         "Obligor" means, with respect to a Receivable, the borrower or co-borrowers under the related Receivable and any co-signer of the Receivable or other Person who owes or may be primarily or secondarily liable for payments under such Receivable.

         "Officer's Certificate" means: (a) for purposes of the Indenture, a certificate signed by any Authorized Officer of the Owner Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 and TIA ss. 314, and delivered to Indenture Trustee; and (b) otherwise, a certificate signed by the chairman, the president, any vice president or the treasurer of Seller or Servicer, as the case may be, and delivered to Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Owner Trustee.

         "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Owner Trustee and who shall be satisfactory to Owner Trustee or Indenture Trustee, as applicable, and which opinion or opinions shall be addressed to Owner Trustee, or Indenture Trustee, as applicable and shall be in form and substance satisfactory to the Owner Trustee, and Indenture Trustee, as applicable.

         "Original Pool Balance" means the Pool Balance as of the Initial Cutoff Date, which is $432,770,483.68.

         "Originator" means M&I Dealer Finance, Inc., a Wisconsin corporation.

                                  Appendix X-14               2002-1 Definitions

     "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

          (a) Notes theretofore canceled by Note Registrar or delivered to Note Registrar for cancellation;

          (b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to Indenture Trustee); and

          (c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Owner Trustee, any other obligor upon the Notes, Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Owner Trustee, any other obligor upon the Notes, Seller or any Affiliate of any of the foregoing Persons.

     "Outstanding Amount" means the aggregate principal amount of all Notes, or class of Notes, as applicable, Outstanding at the date of determination.

     "Outstanding Simple Interest Advances" as of the last day of a Monthly Period, the sum of all Simple Interest Advances made as of or prior to such date minus the sum of all payments to the Servicer as of or prior to such date pursuant to Section 5.5(b) of the Sale and Servicing Agreement; provided, however, that Outstanding Simple Interest Advances shall never be deemed to be less than zero.

     "Owner Trust Estate" means all right, title and interest of Owner Trustee in and to the property and rights assigned to Owner Trustee pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of Owner Trustee from time to time, including any rights of Owner Trustee pursuant to the Sale and Servicing Agreement.

     "Owner Trustee" means The Bank of New York (Delaware), a banking corporation incorporated in the State of Delaware, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee hereunder.

                                  Appendix X-15             2002 - I Definitions

     "Paying Agent" means: (a) when used in the Indenture or otherwise with respect to the Notes, Indenture Trustee or any other Person that meets the eligibility standards for Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Owner Trustee to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Owner Trustee; and (b) when used in the Trust Agreement or otherwise with respect to the Certificates, Owner Trustee or any other paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement.

     "Payment Date" means the 20th day of each month (or, if the 20th day is not a Business Day, the next succeeding Business Day), commencing November 20, 2002.

     "Perfection Representation" means the representations attached as Schedule C to the Sale and Servicing Agreement or Schedule A to the Purchase Agreement.

     "Person" means a legal person, including any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Physical Damage Insurance Policy" means a theft and physical damage insurance policy maintained by the Obligor under a Receivable, providing coverage against loss or damage to or theft of the related Financed Vehicle.

     "Physical Property" is defined in the definition of "Delivery" above.

     "Pool Balance" means, at any time, the aggregate Principal Balance of the Receivables at the end of the preceding Collection Period, or (i) in the case of the first Collection Period, the Initial Cutoff Date, after giving effect to all payments received from Obligors, Liquidation Proceeds and Purchased Amounts to be remitted by the Servicer, all for such Collection Period and all Realized Losses during such Collection Period or (ii) in the case of the Collection Period related to a Funding Date, the related Subsequent Cutoff Date, after giving effect to all payments received from Obligors, Liquidation Proceeds and Purchased Amounts to be remitted by the Servicer, all for such Collection Period and all Realized Losses during such Collection Period.

     "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "PREFCO" means Preferred Receivables Funding Corporation, a Delaware corporation.

     "Pre-Funding Account" means the account by that name established pursuant to Section 5.3 of the Sale and Servicing Agreement.

     "Pre-Funding Account Property" is defined in Section 8.7(c) of the Indenture.

                                  Appendix X-16             2002 - I Definitions

     "Pre-Funding Amount" means the amount which shall be deposited to the Pre-Funding Account on the Closing Date, which amount is equal to $92,229,516.32.

     "Pre-Funding Period" means the period beginning on the Closing Date and ending upon the earliest to occur of (i) the third full calendar month following the Closing Date, (ii) the date upon which an Event of Default has occurred and is continuing and (iii) the date on which the amount on deposit in the Pre-Funding Account has been reduced to $10,000 or less.

     "Principal Balance" means, as of any time, for any Receivable, the principal balance of such Receivable under the terms of the Receivable determined in accordance with the Servicer's customary practices.

     "Principal Distribution Account" shall mean the administrative subaccount of the Note Distribution Account established and maintained as such pursuant to
Section 5.1 of the Sale and Servicing Agreement.

     "Principal Distribution Amount" shall mean, with respect to any Payment Date, an amount not less than zero equal to the greater of (i) the outstanding Principal Balance of the Class A-1 Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A-1 Notes on such preceding Payment Date) or the Closing Date, as the case may be; and (ii) the excess, if any, of (a) the sum of the outstanding Principal Balance of all the Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on such preceding Payment Date) or the Closing Date, as the case may be, over (b) the Pool Balance at the end of the Collection Period preceding such Payment Date and the funds on deposit in the Pre-Funding Account (other than interest and investment income); provided, however, that the Principal Distribution Amount shall not exceed the sum of the outstanding Principal Balance of all of the Notes on such Payment Date; and provided, further, that the Principal Distribution Amount on and after the Final Scheduled Payment Date of a Class of Notes shall not be less than the amount that is necessary to reduce the outstanding Principal Balance of such Class of Notes and all earlier maturing Classes of Notes and all Classes of Notes maturing on the same date to zero.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "Purchase Agreement" means the agreement dated as of October 10, 2002 between M&I Bank, Northwoods, Bank One (as agent on behalf of PREFCO) and Seller under which M&I Bank, Northwoods and Bank One (as agent on behalf of PREFCO) sold the Receivables to Seller and M&I Bank and Northwoods sold any right, title and interest it owned in the Receivables to Seller.

     "Purchase Amount" of any Receivable means, with respect to any Deposit Date and the last day of the related Collection Period, an amount equal to the sum of
(a) the outstanding Principal Balance of such Receivable as of the last day of such Collection Period and (b) the amount of accrued and unpaid interest on such Principal Balance at the related Contract Rate from the date a payment was last made by or on behalf of the Obligor through and including the

                                  Appendix X-17             2002 - I Definitions
last day of such Collection Period, in each case after giving effect to the receipt of monies collected on such Receivable in such Collection Period.

     "Purchased Assets" is defined is Section 2.2 of the Purchase Agreement.

     "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by Servicer pursuant to Section
4.7 or Section 3.3 of the Sale and Servicing Agreement.

     "Rating Agencies" means Moody's and Standard & Poor's.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof (or such shorter period as shall be acceptable to the Rating Agencies) and that none of the Rating Agencies shall have notified Seller, Servicer, Owner Trustee or Indenture Trustee in writing that such action will, in and of itself, result in a reduction, qualification or withdrawal of the then current rating of any class of Notes, or the Certificates.

     "Realized Losses" means, for any Collection Period and for each Receivable that became a Defaulted Receivable during such Collection Period, the aggregate Principal Balance of each such Receivable when such Receivable became a Defaulted Receivable.

     "Receivable" means each Motor Vehicle Loan described in the Schedule of Receivables on the Closing Date and each Motor Vehicle Loan described in the Schedule of Receivables on each Funding Date, but excluding (i) Defaulted Receivables to the extent the Principal Balances thereof have been deposited in the Collection Account and (ii) any Purchased Receivables.

     "Receivable Files" is defined in Section 3.4 of the Sale and Servicing Agreement.

     "Record Date" means, with respect to any Payment Date or Redemption Date, the close of business on the day immediately preceding such Payment Date or Redemption Date; or, if Definitive Notes or Definitive Certificates have been issued, the last day of the month preceding such Payment Date or Redemption Date.

     "Recoveries" mean, with respect to any Collection Period, all monies received by the Servicer with respect to any Defaulted Receivable after such Receivable became a Defaulted Receivable, net of any fees, costs and expenses incurred by the Servicer in connection with the collection of such Receivable and any payments required by law to be remitted to the Obligor.

     "Redemption Date" means in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by Servicer or the Owner Trustee pursuant to such Section 10.1.

     "Redemption Price" means, in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, an amount equal to the unpaid principal amount of the then outstanding Notes plus accrued and unpaid interest thereon to but excluding the Redemption Date.

                                  Appendix X-18             2002 - I Definitions

     "Related Agreements" shall have the meaning specified in the recitals to the Administration Agreement.

     "Required Rating" means a rating with respect to short term deposit obligations of at least P-1 by Moody's and at least A-1 by Standard & Poor's.

     "Reserve Account" means the account designated as such, established and maintained pursuant to Section 8.6 of the Indenture.

     "Reserve Account Deposit" means (a) on the Closing Date, the Initial Reserve Account Deposit and (b) on each Funding Date, the Subsequent Reserve Account Deposit.

     "Reserve Account Excess Amount" means, with respect to any Payment Date, and after the end of the Pre-Funding Period, an amount equal to the excess, if any, of (a) the amount of cash or other immediately available funds in the Reserve Account on that Payment Date, prior to giving effect to any withdrawals from the Reserve Account relating to that Payment Date, over (b) the Specified Reserve Balance with respect to that Payment Date.

     "Reserve Account Property" means the Reserve Account, the Reserve Account Deposit and all proceeds of the Reserve Account and the Reserve Account Deposit, including all securities, investments, general intangibles, financial assets and investment property from time to time credited to and any security entitlement to the Reserve Account.

     "Reserve Account Transfer Amount" means, with respect to any Payment Date, an amount equal to the lesser of (a) the amount of cash or other immediately available funds on deposit in the Reserve Account on such Payment Date (after giving effect to any withdrawal of the Reserve Account Excess Amount on such Payment Date, but before giving effect to any other withdrawals therefrom relating to such Payment Date) and (b) the amount, if any, by which (i) the Total Required Payments for such Payment Date exceeds (ii) the Available Funds for such Payment Date.

     "Responsible Officer" means, with respect to Indenture Trustee, any officer within the Corporate Trust Office of Indenture Trustee and having responsibility with respect to the Notes and the other Basic Documents, and, with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee and having direct responsibility for the administration of the Trust, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Sale and Servicing Agreement" means the Sale and Servicing Agreement among Owner Trustee, Indenture Trustee, M&I Bank, as Servicer, and M&I Dealer Auto Securitization, LLC, as Seller, dated as of October 10, 2002, as the same may be amended and supplemented from time to time.

     "Schedule of Receivables" means, with respect to the Motor Vehicle Loans to be conveyed to Seller by M&I Bank, Northwoods and Bank One (as agent on behalf of PREFCO)

                                  Appendix X-19             2002 - I Definitions
and to Owner Trustee by Seller, the list identifying such Motor Vehicle Loans delivered to Indenture Trustee on the Closing Date and on each Funding Date.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Intermediary" is defined in Section 5.8 of the Sale and Servicing Agreement.

     "Seller" means M&I Dealer Auto Securitization, LLC, a Delaware limited liability company, and any Successors pursuant to Section 6.4 of the Sale and Servicing Agreement.

     "Servicer" means M&I Bank and each Successor Servicer.

     "Servicer Termination Event" means an event specified in Section 8.1 of the Sale and Servicing Agreement.

     "Servicer's Report" means a report of Servicer delivered pursuant to
Section 4.9 of the Sale and Servicing Agreement, substantially in the form of Exhibit A to that agreement.

     "Servicing Fee" is defined in Section 4.8 of the Sale and Servicing Agreement.

     "Servicing Rate" means, if M&I Bank or its Affiliate is the Servicer, 0.50% per annum, otherwise 1.00% per annum.

     "Specified Reserve Balance" for a Payment Date will be equal to 0.50% of the sum of the aggregate Principal Balance of the Receivables as of the Initial Cutoff Date and the aggregate Principal Balance of all Subsequent Receivables as of the related Subsequent Cutoff Date. In no event will the Specified Reserve Balance exceed the aggregate Principal Balance of the Receivables as of the last day of the related Collection Period.

     "Simple Interest Advances" means the amount advanced into the Collection Account on or before each Payment Date which is equal to the amount of interest that would have been received during the related Collection Period on all delinquent Receivables assuming that the payment on each such delinquent Receivable would have been received on its respective due date during such Collection Period.

     "Simple Interest Method" means the method of allocating fixed level payment monthly installments between principal and interest, pursuant to which such payment is allocated first to accrued and unpaid interest at the Contract Rate on the unpaid principal balance and the remainder of such payment is allocable to principal.

     "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

                                  Appendix X-20             2002 - I Definitions

     "State" means any one of the 50 states of the United States of America or the District of Columbia.

     "Subsequent Cutoff Date" means, with respect to the Subsequent Receivables transferred to the Trust on any Funding Date, two Business Days prior to such Funding Date.

     "Subsequent Purchase Price" is defined in Section 2.4 of the Purchase Agreement.

     "Subsequent Purchased Assets" is defined in Section 2.2 of the Purchase Agreement.

     "Subsequent Receivables" means the Receivables originated by the Originator, purchased by the Seller and transferred to the Trust on each Funding Date.

     "Subsequent Reserve Account Deposit" means, with respect to a Funding Date, an amount equal to 0.50% of the aggregate Principal Balance as of the related Subsequent Cutoff Date of the Subsequent Receivables being transferred to the Owner Trustee on such Funding Date.

     "Subsequent Trust Property" is defined in Section 2.2 of the Sale and Servicing Agreement.

     "Successor Servicer" is defined in Section 3.7(e) of the Indenture.

     "Supplemental Servicing Fee" is defined in Section 4.8 of the Sale and Servicing Agreement.

     "Total Distribution Amount" means, for each Payment Date, the sum of (a) the Available Funds, and (b) the Reserve Account Transfer Amount, in each case in respect of such Payment Date.

     "Total Required Payment" shall mean, with respect to any Payment Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the Accrued Class A Note Interest, the Accrued Class B Note Interest and the Principal Distribution Amount (without giving effect to clause (i) of such definition); provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, on any Payment Date until the Payment Date on which the outstanding principal amount of all the Notes has been paid in full, the Total Required Payment shall mean the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the Accrued Class A Note Interest, the Accrued Class B Note Interest and the amount necessary to reduce the outstanding Principal Balance of all the Notes to zero.

     "Transferors" means M&I Bank, Northwoods and Bank One (as agent on behalf of PREFCO), collectively.

     "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code.

                                  Appendix X-21             2002 - I Definitions

     "Trust" shall mean M&I Auto Loan Trust 2002-1, a Delaware common law trust established pursuant to the Trust Agreement.

     "Trust Accounts" is defined in Section 5.1 of the Sale and Servicing Agreement.

     "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

     "Trust Agreement" means the Trust Agreement dated as of October 10, 2002, between Seller and Owner Trustee, as the same may be amended and supplemented from time to time.

     "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the Lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to Indenture Trustee), including all proceeds thereof.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 and the rules and regulations promulgated thereunder, as in force on the date hereof, unless otherwise specifically provided.

     "Trust Property" shall have the meaning set forth in Section 2.2 of the Sale and Servicing Agreement.

     "UCC" means the Uniform Commercial Code, as in effect in the relevant jurisdiction.

                                  Appendix X-22             2002 - I Definitions